U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                               Amendment No. 1 To
                               __________________

                                 FORM 8-K12G-3/A

                                 CURRENT REPORT
          Pursuant to Section 13 or 15(d) of the Securities Act of 1934



Date of Report (Date of earliest event reported): September 4, 2001



                            Apache Motor Corporation
                            ------------------------
             (Exact name of registrant as specified in its charter)


         Nevada                      __________                76-0603927
         ------                                                ----------

     (State or other                (Commission             (I.R.S. Employer
      Jurisdiction                  File Number)           Identification No.)
     of incorporation)

           141-757 West Hastings Street, Suite 676
           Vancouver, British Columbia, Canada                 V6C 1A1
           ----------------------------------------            --------
           (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code:     (604) 681-7806
                                                     --------------------


Former Name and Address (on Form 10-SB filed March 21, 2000):

        Cambridge Creek Companies, Ltd.*
        Suite 37 - B3 - 1410 Parkway Boulevard
        Coquitlam, British Columbia
        Canada  V3E 3J7

*This report is being filed with the Commission by the Registrant as a Successor Issuer to Cambridge Creek Companies, Ltd. by virtue of Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended. The Commission File Number of Cambridge Creek Companies, Ltd. is 000-30041 and its CIK is 0001090951.

                     INFORMATION TO BE INCLUDED IN THE REPORT

                                                                            Page
                                                                            ----
Item 1. Changes in Control of Registrant                                       3

Item 2. Acquisition or Disposition of Assets                                   4
        (a)   Description of Business                                          4
        (b)   Management's Discussion and Analysis or Plan of Operation       10
        (c)   Properties                                                      17
        (d)   Security Ownership of Certain Beneficial Owners and Management  17
        (e)   Directors, Executive Officers, Promoters and Control Persons    18
        (f)   Executive Compensation                                          18
        (g)   Certain Relationships and Related Transactions                  19
        (h)   Description of Securities                                       19
        (i)   Market Price of and Dividends on the Registrant's Common Equity
              and Other Shareholder Matters                                   20
        (j)   Legal Proceedings                                               21
        (k)   Changes in and Disagreements With Accountants                   21
        (l)   Recent Sales of Unregistered Securities                         21
        (m)   Indemnification of Directors and Officers                       23
        (n)   Reports to Shareholders                                         23

Item 5. Other Events                                                          23

Item 7. Financial Statements and Exhibits

SIGNATURES                                                                    24

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

Merger Agreement
----------------

Pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated August 31, 2001, (effective September 4, 2001) Apache Motor Corporation (the "Company" and formerly Vitaminoverrun.com Corp.), a Nevada corporation, acquired all of the outstanding shares of common stock of Cambridge Creek Companies, Ltd. ("Cambridge"), a Nevada corporation, from the shareholders of Cambridge in an exchange for an aggregate of 50,000 shares of common stock of the Company plus $35,000.00 and merged with Cambridge (the "Merger").

The Merger was approved by the unanimous consent of the Board of Directors of Cambridge and its shareholder on August 31, 2001. The Merger was also approved by unanimous consent of the Board of Directors of the Company on August 31, 2001. No Company shareholder vote was required. The Merger was effective on September 4, 2001. The Merger is intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

Upon effectiveness of the Merger and pursuant to Rule 12g-3(a) of the General Regulations of the U.S. Securities and Exchange Commission ("SEC"), the Company elected to become the successor issuer to Cambridge for reporting purposes under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and elects to report under the Exchange Act beginning effective September 4, 2001.

The Company will continue to retain Pannell Kerr Forster as the auditor for the surviving entity. Pannell Kerr Forster has been the auditor for Apache Motor Corporation and has performed the Company's annual audit for the previous fiscal year, thus the Company, as successor registrant of Cambridge, is not treating this as a change in registrant's certifying accountant for reporting purposes.

A copy of the Merger Agreement is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein. The foregoing description is modified by such reference.

Control of the Company
----------------------

The Company had 22,550,000 shares of common stock, $0.001 par value per share, issued and outstanding prior to the Merger, and 22,600,000 shares issued and outstanding following the Merger. Cambridge had 2,500,000 shares of common stock, par value $0.001 per share, issued and outstanding prior to the Merger. Immediately upon the effectiveness of the Merger, each Cambridge share of common stock was cancelled.

The executive officer and director of Cambridge, Douglas Roe, resigned such offices as a result of the Merger. The executive officers and directors of the Company will serve as the executive officers and directors of the surviving corporation.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

Upon the effective date of the merger, September 4, 2001, Cambridge ceased to exist and all of its assets and liabilities became those of the Company.

The consideration exchanged pursuant to the Merger Agreement was negotiated between Cambridge and the Company. In evaluating the Merger, Cambridge used criteria such as the value of assets of the Company, the Company's anticipated operations and acquisitions, business name and reputation, quality of management, and current and anticipated operations. Cambridge determined that the consideration for the Merger was reasonable. In evaluating Cambridge, the Company primarily focused on Cambridge's status as a reporting issue under
Section 12(g) of the Exchange Act.

In exchange for all of the outstanding shares of common stock of Cambridge, being 2,500,000 common shares, the Company issued from its treasury an aggregate of 50,000 shares of its common stock, having a par value of $0.001 per share, and paid $35,000.00 to the shareholder of Cambridge.

The offering of the Company's shares to the shareholder of Cambridge was conducted pursuant to an exemption from registration, namely Rule 506 of Regulation D and/or Regulation S under the Securities Act of 1933, as amended (the "Act"). As a result, the 50,000 shares of the Company's common stock held by the shareholder of Cambridge are "restricted securities" subject to Rule 144 of the Act.

                         (a) DESCRIPTION OF BUSINESS

Description of the Business of Cambridge
----------------------------------------

Cambridge was organized under the laws of the State of Nevada on May 27, 1999. Cambridge's principal business objective has been to locate and acquire an operating business entity, which management of Cambridge determined would be a suitable acquisition (a "Target Company"). Cambridge recognized that as a result of its limited financial, managerial and other resources, the pool of suitable businesses that would be available to it would be limited. Cambridge's principal business objective was focused on long term growth upon acquisition of a Target Company.

Cambridge did not restrict its search to any specific business, industry or geographic location. It sought to acquire a Target Company that was looking to avail itself of the benefits of being a "reporting issuer" in order to facilitate capital formation to expand into new markets.

In order to better facilitate its business goals, Cambridge voluntarily filed with the SEC a Form 10-SB on March 21, 2000 and became a "reporting issuer" under the Exchange Act sixty days later. From the time it became a reporting issuer until the Merger, Cambridge did not engage in any business activities other than identifying and investigating potential Target Companies. With its limited finances and absence of material assets or liabilities, Cambridge decided to forego the acquisition of another business and instead agreed to be acquired by the Company. Under the terms of the Merger, all of the outstanding assets and liabilities of Cambridge were assumed by the Company.

Further detailed information about Cambridge can be found in its Form 10-SB filed with the SEC on March 21, 2000 and its Exchange Act reports.

Description of Business of the Company
--------------------------------------

General

Apache Motor Corporation was incorporated under the laws of the State of Nevada on April 2, 1999 as Vitaminoverrun.com Corp., changed its name to Apache Motor Corporation on August 30, 2001, and is in its early developmental and promotional stages. To date, the Company's only activities have been organizational, directed at acquiring its principal asset, raising its initial capital and developing its business plan. The Company has not commenced commercial operations. The Company has no full time employees and owns no real estate. The Company's business plan has been to determine the feasibility of selling Vitamineralherb.com products to specific markets pursuant to a license agreement with Vitamineralherb.com. Should the Company determine that the plan is feasible, it intends to market high quality, low cost vitamins, minerals, nutritional supplements, and other health and fitness products to medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers via the Internet for sale to their clients. The Company is also considering the acquisition of The Apache Motor Corp., an Alberta, Canada company, which is focused on developing a radial combustion engine.

The Company's initial business intention started with its plan to market high quality, low cost vitamins, minerals, nutritional supplements and other health and fitness products to a broad market through its own Internet web-site whereby customers would order from the Company's web-site and the order would then be immediately placed with a manufacturer. The Company's intention was to place orders with major manufacturers who may have production over runs and thereby be willing to sell the over run products at a reduced cost. In pursuing its original business plan, the Company was introduced to Vitamineralherb.com, refocused its business direction and entered into a license agreement with Vitamineralherb.com.

The License

The Company has a three year license to market and sell vitamins, minerals, nutritional supplements, and other health and fitness products via the Internet for sale to their clients. The Company's territory is the country of Ireland. The license will be automatically renewed unless the Company or Vitamineralherb.com gives the other notice of its intent not to renew.

Vitamineralherb.com has agreed to provide certain business administrative services to the company, including product development, web-site creation and maintenance, establishment of banking liaisons, and development and maintenance of an order fulfillment system, thereby enabling the company to focus strictly on marketing, sales and business development. Vitamineralherb.com sets the price for products based on the manufacturer's price, plus a mark up, which Vitamineralherb.com and the Company share equally.

The Company and its customers will also be able to request quotes for and order custom-formulated and custom-labeled products via the web-site. When a fitness or health professional becomes a client, the Company's salesperson will show the client how to access the Vitamineralherb.com web site. The client is assigned an identification number that identifies it by territory, salesperson, business name, address, and other pertinent information. The health or fitness professional may then order the products he or she desires directly through the Vitamineralherb.com web site. The customer will be asked to pay for the purchase with a credit card, electronic check ("e-check"), or debit card. All products will be shipped by the manufacturer directly to the professional or its clients.

Vitamineralherb.com maintains the web-site, and each licensee pays an annual web-site maintenance fee of $500. Vitamineralherb.com's Internet clearing bank handles all financial transactions. The Vitamineralherb.com webmaster downloads e-mail orders several times a day, checks with the clearing bank for payment and then submits the product order and electronic payment to International Formulation and Manufacturing. Vitamineralherb.com then forwards the money due the Company via electronic funds transfer. Vitamineralherb.com's software tracks all sales through the customer's identification number, and at month end, e-mails to the Company and customer a detailed report including sales commissions. Vitamineralherb.com has indicated that it will use e-commerce advertising such as banner ads on major servers and web sites, as well as trying to insure that all major search engines pick Vitamineralherb.com first. Sales originating from the web site to customers located in Ireland will automatically be assigned to the Company.

Background on the Manufacturer and Distributor

On July 5, 2001, Vitamineralherb.com entered into a manufacturing agreement with Gaia Garden Herbal Dispensary and Alta Natural, nutraceutical manufacturing firms. These firms manufacture vitamin, mineral, nutritional supplement and alternative health products for various marketing organizations; they do no retail marketing. In addition to a line of standard products, the companies are able to manufacture custom blended products for customers and supply privately-labeled products for the Company's customers at a minimal added cost.

Implementation of Business Plan

The Company's current business plan involves first determining the feasibility of selling Vitamineralherb.com products to targeted markets. Should the company determine that it is feasible, it intends to employ salespeople to call on medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers to interest these professionals in selling to their clients what the company believes are high-quality, low-cost vitamins, minerals, nutritional supplements and other health and fitness products. These professionals would sell the products to their clients via the Internet.

No commitments to provide additional funds have been made by management or shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to the Company or at all. If the Company does not have sufficient funds to meet its business plan objectives, it may be unable to fully implement its business plan and generate enough revenue to sustain its business operations.

Industry Background

The Internet has become an increasingly significant medium for communication, information and commerce. According to NUA Internet Surveys, as of February 2000, there were approximately 275.5 million Internet users worldwide. At the IDC Internet Executive Forum held on September 28-29, 1999, IDC stated that in 1999 US $109 billion in purchases involved the Internet. IDC's vice president, Sean Kaldor, indicated that figure is expected to increase more than ten-fold over the next five years to US $1.3 trillion in 2003, with $842 million completed directly over the world wide web. The Company believes that this dramatic growth presents significant opportunities for online retailers.

In recent years, a growing awareness of vitamins, herbs, and other dietary supplements by the general public has created a whole new segment in the field of medicine and health care products. According to Jupiter Communications, online sales of such products are expected to be US $434 million in the year 2003, up from $1 million in 1998. The Company believes that several factors are driving this growth, including a rapidly growing segment of the population that is concerned with aging and disease, a growing interest in preventative health care, favorable consumer attitudes toward alternative health products and a favorable regulatory statute, the Dietary Supplement Health and Education Act of 1994.

Competition

The electronic commerce industry is new, rapidly evolving and intensely competitive and the Company expects competition to intensify in the future. Barriers to entry are minimal and current and new competitors can launch sites at a relatively low cost. In addition, the vitamin, supplement, mineral and alternative health product market is very competitive and highly fragmented, with no clear dominant leader and increasing public and commercial attention.

The Company's competitors can be divided into several groups including:

  * traditional vitamins, supplements, minerals and alternative health products retailers;

  * the online retail initiatives of several traditional vitamins, supplements, minerals and alternative health products retailers;

  * online retailers of pharmaceutical and other health related products that also carry vitamins, supplements, minerals and alternative health products;

  * independent online retailers specializing in vitamins, supplements, minerals and alternative health products;

  * mail-order and catalog retailers of vitamins, supplements, minerals and alternative health products, some of which have already developed online retail outlets; and

  * direct sales organizations, retail drugstore chains, health food store merchants, mass market retail chains and various manufacturers of alternative health products.

Many of the Company's potential competitors have longer operating histories, larger customer or user bases, greater brand recognition and significantly greater financial, marketing and other resources than the Company has. In addition, an online retailer may be acquired by, receive investments from, or enter into other commercial relationships with, larger, well-established and well-financed companies as use of the Internet and other electronic services increases. Competitors have and may continue to adopt aggressive pricing or inventory availability policies and devote substantially more resources to web site and systems development than the Company does. Increased competition may result in reduced operating margins and loss of market share.

The Company believes that the principal competitive factors in its market are:

  *  ability to attract and retain customers;

  *  breadth of product selection;

  *  product pricing;

  *  ability to customize products and labeling;

  *  quality and responsiveness of customer service.

The Company believes that it can compete favorably on these factors. However, the Company will have no control over how successful its competitors are in addressing these factors. In addition, with little difficulty, the Company's online competitors can duplicate many of the products or services offered on the Vitamineralherb.com site.

The Company believes that traditional retailers of vitamins, supplements, minerals and other alternative health products face several challenges in succeeding:

  * Lack of convenience and personalized service. Traditional retailers have limited store hours and locations. Traditional retailers are also limited in their ability to provide consumers with product advice tailored to their particular situation.

  * Limited product assortment. The capital and real estate intensive nature of store-based retailers limit the product selection that can be economically offered in each store location.

  * Lack of customer loyalty. Although the larger traditional retailers often attract customers, many of these customers are only one-time users. People are often attracted to the name brands, but find the products too expensive. It is understood that these are quality products and have value, but the multilevel structure of marketing often employed by large retailers mandate high prices.


As a result of the foregoing limitations, the Company believes there is significant unmet demand for an alternative shopping channel that can provide consumers of vitamins, supplements, minerals and other alternative health products with a broad array of products and a convenient and private shopping experience.

The Company hopes to attract and retain consumers through the following key attributes of its business:

  * Broad Expandable Product Assortment. The Company's product selection is substantially larger than that offered by store-based retailers.

  * Low Product Prices. Product prices can be kept low due to volume purchases through the Company's affiliation with Vitamineralherb.com and other licensees. Product prices will also be lower due to the Company's lack of need of inventory and warehouse space. All products are shipped from International Formulation and Manufacturing's inventory.

  * Accessibility to Customized Products. At minimal cost, health and fitness practitioners may offer their customers customized products.

  * Access to Personalized Programs. Health or fitness professionals can tailor vitamin and dietary supplement regimes to their clients.

Regulatory Environment

     The manufacturing, processing, formulating, packaging, labeling and advertising of the products the Company sells may be subject to regulation by one or more U.S. federal agencies, including the Food and Drug Administration, the Federal Trade Commission, the United States Department of Agriculture and the Environmental Protection Agency. These activities also may be regulated by various agencies of the states, localities and foreign countries in which consumers reside.

     In general, existing laws and regulations apply to transactions and other activity on the Internet; however, the precise applicability of these laws and regulations to the Internet is sometimes uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and, as a result, do not contemplate or address the unique issues of the Internet or electronic commerce. Nevertheless, numerous federal and state government agencies have already demonstrated significant activity in promoting consumer protection and enforcing other regulatory and disclosure statutes on the Internet. Additionally, due to the increasing use of the Internet as a medium for commerce and communication, it is possible that new laws and regulations may be enacted with respect to the Internet and electronic commerce covering issues such as user privacy, freedom of expression, advertising, pricing, content and quality of products and services, taxation, intellectual property rights and information security. The adoption of such laws or regulations and the applicability of existing laws and regulations to the Internet may impair the growth of Internet use and result in a decline in the Company's sales.

Employees

The Company is a development stage company and currently has no employees. Christine Cerisse, its sole officer and director, currently manages the Company. The Company looks to Ms. Cerisse for her entrepreneurial skills and talents.
For a complete discussion of Ms. Cerisse's experience, please see "Directors and Executive Officers." Management plans to use consultants, attorneys and accountants as necessary and does not plan to engage any full-time employees in the near future. The Company may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees. A portion of any employee compensation likely would include the right to acquire stock in the Company, which would dilute the ownership interest of holders of existing shares of its common stock.

Reports to Security Holders

The Company has voluntarily elected to file this Form 8-K in order to become a reporting company under the Securities Exchange Act of 1934, as amended. Following the effective date of the Merger, the Company will be required to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended. The Company will file annual, quarterly and other reports with the Securities and Exchange Commission. The Company will also be subject to the proxy solicitation requirements of the Securities Exchange Act of 1934, as amended, and, accordingly, will furnish an annual report with audited financial statements to its stockholders.

Press Release on Merger

The Company issued a press release with respect to the Merger on September 6, 2001, a copy of which is attached as Exhibit 99 to this Form 8-K.

(b) MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

The following discussion and analysis of the Company's financial condition and results of operations should be read in conjunction with the audited financial statements and accompanying notes and the other financial information appearing elsewhere in this Form 8-K.

This Form 8-K contains forward-looking statements, the accuracy of which involves risks and uncertainties. Words such as "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions are used to identify forward-looking statements. This Form 8-K also contains forward-looking statements attributed to certain third parties relating to their estimates regarding the potential markets for Vitamineralherb.com products. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this Form 8-K. The Company's actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by the Company described elsewhere in this Form 8-K. The following discussion and analysis should be read in conjunction with the Company's financial statements and notes thereto and other financial information included elsewhere in this Form 8-K.

Plan of Operation

During the period from April 2, 1999 (date of incorporation) through August 31, 2001 the Company has engaged in no significant operations other than organizational activities and acquisition of the rights to market
Vitamineralherb.com products. The Company received no revenues during this period.

For the current fiscal year, the Company anticipates incurring a loss as a result of organizational expenses and expenses associated with setting up a company structure to begin implementing its business plan. The Company anticipates that until these procedures are completed, it will not generate revenues, and may continue to operate at a loss thereafter, depending upon the performance of the business.

The Company's business plan is to determine the demand for the Vitamineralherb.com products in its exclusive market, and, if the products prove to be in demand, begin marketing and selling Vitamineralherb.com products.

Liquidity and Capital Resources

The Company remains in the development stage and, since inception, has experienced no significant change in liquidity or capital resources or shareholders' equity. Consequently, the Company's balance sheet as of August 31, 2001 reflects total assets of $0.00, in the form of a license and capitalized organizational costs. Organizational expenses of $3,385.00 were paid for by the initial share-holders and expensed to operations.

The Company expects to carry out its plan of business as discussed above. The Company has no immediate expenses, other than the $3,385.00 of organizational expenses incurred and paid by the initial shareholders on behalf of the Company plus $4,304.00 in other expenses to august 31, 2001. Christine Cerisse will serve in her capacity as an officer and director of the Company without compensation until a market is developed for the Vitamineralherb.com products or the Company successfully pursues another source of revenue.

Should the Company determine that its business plan is feasible, it intends to employ sales people to call on medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers to interest these professionals in selling to their clients high-quality, low-cost vitamins, minerals, nutritional supplements, and other health and fitness products. These professionals would sell the products to their clients via the Internet. Based primarily on discussions with the licensor, the Company believes that during its first operational quarter, it will need a capital infusion of approximately $90,000.00 to achieve a sustainable sales level where ongoing operations can be funded out of revenues. This capital infusion is intended to cover costs of advertising, hiring and paying two salespeople and administrative expenses. In addition, the Company will need approximately $260,000.00 in the event it determines that its market will not pay in advance and it will have to extend credit.

Should the Company determine to not go ahead with the Vitamineralherb.com license, the Company may engage in a combination with another business. The Company cannot predict the extent to which its liquidity and capital resources will be diminished prior to the consummation of a business combination or whether its capital will be further depleted by the operating losses (if any) of the business entity with which the Company may eventually combine.

The Company has engaged in discussions concerning a business combination with The Apache Motor Corp., and may enter into a share exchange agreement which would enable it to acquire The Apache Motor Corp. The Apache Motor Corp. is an Alberta, Canada corporation located in Calgary and engaged in the development and marketing of a radial combustion engine.

The Company will need additional capital to carry out its business plan and/or to acquire The Apache Motor Corp. No commitments to provide additional funds have been made by management or other shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to the Company or at all. The Company has no commitments for capital expenditures.

Risk Factors Associated with the Company and Its Business
---------------------------------------------------------

The following risks relate specifically to the Company's business and should be considered carefully. The Company's business, financial condition and results of operations could be materially and adversely affected by any of the following risks:

     LIMITED OPERATING HISTORY.
The Company's limited operating history makes evaluation of the Company's current business and the forecasting of the Company's future results difficult. The Company has only a limited operating history upon which an evaluation of the Company's current business and prospects can be based, each of which must be considered in light of the risks, expenses and problems frequently encountered by all companies in the early stages of development. The Company has no record of commercial production, earnings or sales. The Company, therefore, is considered promotional and in its early formative and development stage. There is no assurance that the Company's products will achieve sales at a commercially viable level.

     FUTURE GROWTH PREDICTIONS MAY BE INACCURATE.
The Company's limited operating history makes the prediction of future results difficult or impossible. Furthermore, the Company's limited operating history leads the Company to believe that period-to-period comparisons of the Company's operating results may not be meaningful and that the results for any particular period should not be relied upon as an indication of future performance. To the extent that revenues do not grow at anticipated rates, the Company's business, results of operations and financial condition would be materially and adversely affected.

     THE COMPANY ANTICIPATES INCURRING LOSSES INTO THE FUTURE.
The Company anticipates incurring losses for the foreseeable future. The extent of future losses will depend, in part, on the amount of growth in revenues from the Company's services and products. The Company expects that operating costs will increase during the next several years, especially in the areas of sales and marketing, product development and general and administrative expenses as it pursues its business strategy. Thus, the Company will need to generate increased revenues faster than the rate of growth in costs to achieve profitability. To the extent that increases in its operating expenses precede or are not subsequently followed by corresponding increases in revenues, or if it is unable to adjust operating expense levels accordingly, the Company's business, results of operations and financial condition would be materially and adversely affected. There can be no assurance that the Company will sustain profitability or that its operating losses will not increase in the future.

     COMPETITION FROM LARGER COMPANIES IS EXPECTED.
The industries in which the Company competes are intensely competitive and the Company competes and will compete with companies having greater financial and technical resources. Therefore, to the extent that the Company is able to establish sales, revenues and profits, there is no assurance that it would be able to sustain such sales, revenues and profits. Moreover, although not a major factor today, if and when the Company begins achieving its objectives, larger, better financed companies in peripheral businesses may be attracted to the Company's markets. They may be prepared to spend large sums quickly to develop competitive products and to mount major marketing campaigns. The Company is aware of this possibility and hopes to establish itself as an industry leader early on. Time is of the essence and the Company's financing and marketing programs are essential to minimize this risk.

     THE COMPANY CURRENTLY DEPENDS ON A LIMITED NUMBER OF SUBCONTRACT SUPPLIERS. Serving as a market distributor of vitamin, mineral and other nutritional supplements is the primary business of the Company. In the case that any subcontracted manufacturers that the Company is representing fail to meet delivery, quality and technology requirements of the customer, the Company would be exposed to the possible risks to take certain responsibilities for customers' claims and could suffer a possible loss of revenues or higher than anticipated costs of revenues, any of which could seriously harm its operating results.

     THE INSTABILITY OF THE INTERNET MAY AFFECT CUSTOMERS' ABILITIES TO UTILIZE THE COMPANY'S PRODUCTS AND SERVICES.
The Internet may not be able to support the demands placed on it by continued growth. The Company will be highly dependent on the Internet to provide its products to the marketplace. Customers that employ the Internet for digital copyright services could experience service degradation or latency due to the volume of users. In this case, the tendency of a dissatisfied customer might be to blame the seller (i.e., us) rather than the company providing the Internet access.

     THE COMPANY'S ABILITY TO ATTRACT ADDITIONAL FINANCING AS NEEDED MAY AFFECT ITS FUTURE SUCCESS.
The Company will require additional financings as it expects negative operating cash flow for the foreseeable future until income from its operations has grown to cover the cost of its support and development. Such financing, if obtained by the Company, may result in the issuance of additional securities and may not be available on terms favorable to it. The Company expects that it will continue to experience negative operating cash flow for the foreseeable future as a result of significant spending on product development, marketing and infrastructure. Accordingly, the Company may need to raise additional funds in a timely manner in order to fund its marketing and distribution of its products, respond to competitive pressures or acquire products, businesses or technologies. Additional funds will have to be raised through the issuance of equity or convertible debt securities causing the percentage of ownership of the Company's current stockholders to be reduced, stockholders to experience additional dilution, and such securities may have rights, preferences or privileges senior to those of the holders of its common stock. The Company does not have any contractual restrictions on the Company's ability to incur debt and, accordingly, the Company could incur significant amounts of indebtedness to finance its operations. Any such indebtedness could contain covenants that would restrict the Company's operations. There can be no assurance that additional financing, if and when needed, will be available on terms favorable to the Company or at all. If adequate funds are not available or are not available on acceptable terms, it would have a material adverse effect on the Company's ability to fund its expansion, take advantage of acquisition opportunities, develop or enhance services or products or respond to competitive pressures.

     ANY SIGNIFICANT DETERIORATION IN THE GENERAL ECONOMIC CONDITIONS WOULD HAVE AN ADVERSE EFFECT ON THE COMPANY'S BUSINESS, RESULTS OF OPERATIONS, AND FINANCIAL CONDITION.
The success of the Company's operations depends to a significant extent upon a number of factors relating to discretionary consumer spending, including economic conditions (and perceptions of such conditions by consumers) affecting disposable consumer income such as employment, wages, salaries, business conditions, interest rates, availability of credit and taxation for the economy as a whole and in regional and local markets where the Company operates. There can be no assurance that consumer spending will not be adversely affected by general economic conditions, which could negatively impact the Company's results of operations and financial conditions. Any significant deterioration in general economic conditions or increases in interest rates may inhibit consumers' use of credit and cause a material adverse effect on the Company's revenues and profitability.

     NO DIVIDENDS DECLARED NOR ANY LIKELY TO BE DECLARED IN THE FUTURE.
The Company has not declared any dividends since inception, and has no present intention of paying any cash dividends on its common stock in the foreseeable future. The payment by the Company of dividends, if any, in the future rests with the discretion of the Company's Board of Directors and will depend, among other things, upon the Company's earnings, its capital requirements and financial condition, as well as other relevant factors.

     THE POSSIBLE ISSUANCE OF ADDITIONAL SHARES MAY IMPACT THE VALUE OF THE COMPANY'S COMMON STOCK
The Company is authorized to issue up to 100 million shares of common stock. It is the Company's intention to issue more shares than are currently outstanding. Sales of substantial amounts of common stock (including shares issuable upon the exercise of stock options, the conversion of notes payable and the exercise of warrants), or the perception that such sales could occur, could materially adversely affect prevailing market prices for the common stock and the ability of the Company to raise equity capital in the future.

     BOARD OF DIRECTORS AUTHORITY TO SET RIGHTS AND PREFERENCES OF PREFERRED STOCK MAY PREVENT A CHANGE IN CONTROL BY SHAREHOLDERS OF COMMON STOCK.

Preferred shares may be issued in series from time to time with such designation, rights, preferences and limitations as the Company's Board of Directors determines by resolution and without shareholder approval. This is an anti-takeover measure. The Board of Directors has exclusive discretion to issue preferred stock with rights that may trump those of common stock. The Board of Directors could use an issuance of Preferred Stock with dilutive or voting preferences to delay, defer or prevent common stockholders from initiating a change in control of the company or reduce the rights of common stockholders to the net assets upon dissolution. Preferred stock issuances may also discourage takeover attempts that may offer premiums to holders of the Company's common stock.

     SHAREHOLDERS DO NOT HAVE THE AUTHORITY TO CALL A SPECIAL MEETING THEREBY DISCOURAGING TAKEOVER ATTEMPTS.
Pursuant to the Company's amended and restated articles of incorporation, only the Board of Directors has the power to call a special meeting of the shareholders, thereby limiting the ability of shareholders to effect a change in control of the company.

     SALES AND DISTRIBUTION.
The Company has yet to establish a significant distribution and support network. Failure on the part of the Company to put into place an effective marketing infrastructure in a timely manner could act to delay or eliminate the generation of anticipated revenues.

     MARKET ACCEPTANCE.
The viability of the Company is dependent upon the market acceptance of its current and future products. There is no assurance that the products will attain a level of market acceptance that will allow for continuation and growth of its business operations. In addition, the Company will need to develop new processes and products to maintain its operations in the longer term. The development and launching of such processes and products can involve significant expenditure. There can be no assurance that the Company will have sufficient financial resources to fund such programs and whether such undertaking will be commercially successful.

     THE COMPANY'S OFFICERS, DIRECTORS AND ENTITIES AFFILIATED WITH THEM CONTROL THE COMPANY.
In the aggregate, ownership of the Company's shares by significant shareholders and management represents a large proportion of the Company's issued and outstanding shares of common stock. These stockholders, if acting together, will be able to significantly influence all matters requiring approval by the Company's stockholders, including the election of directors and the approval of mergers or other business combination transactions.

     LIMITED TRADING MARKET FOR THE COMPANY'S COMMON STOCK.
The value and transferability of the Company's common stock may be adversely impacted by the limited trading market for the stock, the penny stock rules and future share issuances. There is a limited market for the Company's common stock in the United States. No assurance can be given that a market for the Company's common stock will develop or that it will be quoted on the NASD's Over-the-Counter Bulletin Board ("OTC-BB").

     THE SALE OR TRANSFER OF THE COMPANY'S COMMON STOCK BY SHAREHOLDERS IN THE UNITED STATES MAY BE SUBJECT TO THE SO-CALLED "PENNY STOCK RULES."
Under Rule 15g-9 of the Exchange Act, a broker or dealer may not sell a "penny stock" (as defined in Rule 3a51-1) to or affect the purchase of a penny stock by any person unless:

(a)     such sale or purchase is exempt from Rule 15g-9;
(b) prior to the transaction the broker or dealer has (i) approved the person's account for transactions in penny stocks in accordance with Rule 15g-9, and (ii) received from the person a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased; and
(c) the purchaser has been provided an appropriate disclosure statement as to penny stock investment.

The SEC adopted regulations that generally define a penny stock to be an equity security other than a security excluded from such definition by Rule 3a51-1. Such exemptions include, but are not limited to (i) an equity security issued by an issuer that has (A) net tangible assets of at least $2,000,000 if such issuer has been in continuous operations for at least three years, (B) net tangible assets of at least $5,000,000 if such issuer has been in continuous operation for less than three years, or (C) average revenue of at least $6,000,000 for the preceding three years; (ii) except for purposes of Section 7(b) of the Exchange Act and Rule 419, any security that has a price of $5.00 or more; and (iii) a security that is authorized or approved for authorization upon notice of issuance for quotation on the NASDAQ Stock Market, Inc.'s Automated Quotation System.

It is likely that shares of the Company's common stock, assuming a market were to develop in the U.S. therefore, will be subject to the regulations on penny stocks; consequently, the market liquidity for the common stock may be adversely affected by such regulations limiting the ability of broker/dealers to sell the Company's common stock and the ability of shareholders to sell their securities in the secondary market in the U.S. Moreover, the Company's shares may only be sold or transferred by the Company's shareholders in those jurisdictions in the U.S. in which an exemption for such "secondary trading" exists or in which the shares may have been registered.

     CONFLICTS OF INTEREST OF CERTAIN DIRECTORS AND OFFICERS OF THE COMPANY. From time to time certain of the directors and executive officers of the Company may serve as directors or executive officers of other companies and, to the extent that such other companies may participate in the industries in which the Company may participate, the directors of the Company may have a conflict of interest. In addition, the Company's dependence on directors and officers who devote time to other business interests may create conflicts of interest, i.e. that the fiduciary obligations of an individual to the other company conflicts with the individual fiduciary obligations of the Company and vice versa. Directors and officers must exercise their judgment to resolve all conflicts of interest in a manner consistent with their fiduciary duties to the Company. In the event that such a conflict of interest arises at a meeting of the directors of the Company, a director who has such a conflict will abstain from voting for or against the approval of such participation or such terms. In appropriate cases, the Company will establish a special committee of independent directors to review a matter in which several directors, or management, may have a conflict. The Company is not aware of the existence of any conflict of interest as described herein.

     LIMITED LIABILITY OF THE COMPANY'S EXECUTIVE OFFICERS AND DIRECTORS MAY DISCOURAGE STOCKHOLDERS FROM BRINGING A LAWSUIT AGAINST THEM.
The Company's amended and restated articles of incorporation and bylaws contain provisions that limit the liability of directors for monetary damages and provide for indemnification of officers and directors. These provisions may discourage shareholders from bringing a lawsuit against officers and directors for breaches of fiduciary duty and may also reduce the likelihood of derivative litigation against officers and directors even though such action, if successful, might otherwise have benefited the stockholders. In addition, a shareholder's investment in the Company may be adversely affected to the extent that costs of settlement and damage awards against officers or directors are paid by the Company pursuant to the indemnification provisions of the amended and restated articles of incorporation and by-laws. The impact on a shareholder's investment in terms of the cost of defending a lawsuit may deter the shareholder from bringing suit against one of the Company's officers or directors. The Company has been advised that the SEC takes the position that this provision does not affect the liability of any director under applicable federal and state securities laws.

     CHANGE IN CONTROL AND MANAGEMENT.
A business combination involving the issuance of the Company's common stock will, in all likelihood, result in shareholders of the target company obtaining a controlling interest in the Company. Any such business combination may require shareholders of the Company to sell or transfer all or a portion of the Company's common stock held by them. The resulting change in control of the Company will likely result in removal of the present officer of the Company and a corresponding reduction in her participation in the future affairs of the Company.

     REDUCTION OF PERCENTAGE SHARE OWNERSHIP FOLLOWING BUSINESS COMBINATION.
If the Company enters into a business combination with a target company, the combination will result in the Company issuing securities to shareholders of the target entity. The issuance of previously authorized and unissued common stock of the Company would result in a reduction in percentage of shares owned by the present shareholders of the Company.

                                   (c) PROPERTIES

The Company currently maintains limited office space at Suite 676, 141-757 West Hastings Street, Vancouver, British Columbia, Canada for which it pays no rent. Its phone number is 604-681-7806. The Company does not believe that it will need to obtain additional office space at any time in the foreseeable future until its business plan is more fully implemented.

                            (d) SECURITY OWNERSHIP OF CERTAIN
                             BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 31, 2001, the Company's outstanding common stock owned of record or beneficially by each Executive Officer and Director and by each person who owned of record, or was known by the Company to own beneficially, more than 5% of its common stock, and the shareholdings of all Executive Officers and Directors as a group. Each person has sole voting and investment power with respect to the shares shown. On August 31, 2001, there were 22,550,000 shares of common stock issued and outstanding.

                                                     Number of     Percentage of
     Name                                           Shares Held    Shares Owned
     ----                                           ------------   -------------
     Christine Cerisse                                         0            0.0%
     John T. Bauska                                    6,250,000           27.7%
     David R. Mortenson                                6,250,000           27.7%
     ALL EXECUTIVE OFFICERS AND
     DIRECTORS AS A GROUP (1 person)                           0            0.0%

                            (e)  DIRECTORS, EXECUTIVE OFFICERS,
                                 PROMOTERS AND CONTROL PERSONS

The following table sets forth the name, age and position of each director and executive officer of the Company

Name                   Age     Position
----                   ---     --------
Christine Cerisse       46     President, Secretary, Treasurer and sole Director

Ms. Cerisse has spent over 20 years in the financial industry in the field of financial planning and financial management. In the last five years, Ms. Cerisse has had senior management responsibility in various marketing and financial ventures. She is a Chartered and Registered Financial Planner. From May 1995 to March 2001, Ms. Cerisse was a principal in Cerisse Capital Corporation (a.k.a. White Hills Management Group) where she provided management and business consulting for start-up project teams. Additionally, Ms. Cerisse has three years of experience as a nurse and three years of experience in marketing vitamins and nutritional supplements. Currently, she is Managing Director of Sierra Group, Inc., which advises private companies in becoming public on the Over-the-Counter Bulletin Board.

Ms. Cerisse has been a principal in various entrepreneurial businesses, including real estate development and property management, financial investment and broker-dealer security houses, product distribution networks, the restaurant business, and environmental and Internet-related companies. She has over 20 years of sales and marketing experience, both of products and services in various industries including nutrition and health, financial services, and technology. Ms. Cerisse has been responsible for raising over 40 million dollars of financing for various private and public companies. She has assisted various companies in corporate management, preparation of contracts and financial documentation.

                          (f)  EXECUTIVE COMPENSATION

No officer or director has received any remuneration from the Company. Although there is no current plan in existence, it is possible that the Company will adopt a plan to pay or accrue compensation to its officers and directors for services related to the implementation of the Company's business plan.

The Company has no stock option, retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of its directors or officers, but the board of directors may recommend adoption of one or more such programs in the future. The Company has no employment contract or compensatory plan or arrangement with any executive officer of the Company. The directors currently do not receive any cash compensation from the Company for their service as members of the board of directors. Directors will be, however, reimbursed for expenses incurred from their membership on the Board of Directors. There is no compensation committee, and no compensation policies have been adopted. See "Certain Relationships and Related Transactions."

                (g)  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No director, executive officer or nominee for election as a director of the Company, and no owner of five percent or more of the Company's outstanding shares or any member of their immediate family has entered into or proposed any transaction in which the amount received exceeds $60,000.

There is no known relationship between any of the directors and executive officers of the Company with major clients or providers of essential products and technology. The Company acquired the Vitamineralherb.com license from a partnership of which David R. Mortenson, a director (former) and major shareholder of the Company, was a partner.

In the event conflicts do arise, the Company will attempt to resolve any such conflicts of interest in favor of the Company. The directors and executive officers of the Company are accountable to the Company and its shareholders as fiduciaries, which requires that such directors and executive officers exercise good faith and integrity in handling the Company's affairs. A shareholder may be able to institute legal action on behalf of the Company to recover damages or for other relief in cases of conflict resolution in any manner prejudicial to the Company.

                         (h) DESCRIPTION OF SECURITIES

Common Stock

The Company's Articles of Incorporation authorize the issuance of 100,000,000 shares, par value $0.001 per share, of common stock and the issuance of 20,000,000 shares, par value $0.001 per share, of preferred stock. Each record holder of common stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote. The Articles of Incorporation do not permit cumulative voting for the election of directors.

Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of the Company, holders are entitled to receive, ratably, the net assets of the Company available to stockholders after distribution is made to the preferred shareholders, if any, who are given preferred rights upon liquidation. Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights. All of the issued and outstanding shares are, and all unissued shares when offered and sold, will be duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of the Company's common stock are issued, the relative interests of then existing stockholders may be diluted.

Transfer Agent

The Company is currently serving as its own transfer agent, and plans to continue to serve in that capacity until such time as management believes it is necessary or appropriate to employ an independent transfer agent in order to facilitate the creation of a public trading market for the Company's securities. Should the Company's securities be quoted on any exchange or OTC quotation system or application is made to have the securities quoted, an independent transfer agent will be appointed.

          (i) MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON
                       EQUITY AND OTHER SHAREHOLDER MATTERS

No established public trading market exists for the Company's securities. The Company has no common equity subject to outstanding purchase options or warrants. The Company has no securities convertible into its common equity. There is no common equity that the Company has agreed to register under the Act for sale by shareholders.

On August 31, 2001, 10,000,000 of the Company's outstanding common shares were eligible for sale without condition under Rule 144(k). The remaining 12,550,000 of these shares are either restricted from sale due to the amount of time they have been held or are held by affiliates and may be sold under Rule 144 only in compliance with the public information, volume limitation, manner of sale and notice conditions of the rule.

In general, a sale under Rule 144 after holding shares for more than one year but less than two years requires compliance with the following material conditions:

  * public information-we must be current in our requirement to file our quarterly and annual reports with the SEC, as well as any reports required to be filed on Form 8-K for material events;

  * volume limitation-during any three-month period a shareholder may not sell more than one percent of our total outstanding shares, as shown on our most recent quarterly or annual report;

  * manner of sale-the shares must be sold in a market transaction through a broker or market maker, generally without solicitation of a buyer; and

  * notice-except for certain de minimis sales, the seller must file a Form 144 with the SEC.

Sales of unregistered securities by an affiliate must always comply with these four conditions. After holding their shares for more than two years, shareholders who are not affiliates may sell their shares without having to comply with these conditions. Rule 144 has a number of exceptions and complications, and any sale under Rule 144 requires an opinion of counsel reasonably satisfactory to us.

There are no contractual restrictions prohibiting the sale of any of the Company's outstanding shares.

Holders

As of August 31, 2001, there were 22,550,000 shares of common stock outstanding, held by over 300 shareholders of record.

Dividends

To date the Company has not paid any dividends on its common stock and does not expect to declare or pay any dividends on such common stock in the foreseeable future. Payment of any dividends will be dependent upon the Company's future earnings, if any, its financial condition, and other factors as deemed relevant by the Board of Directors.

                          (j)  LEGAL PROCEEDINGS

The Company is not a party to any pending legal proceeding or litigation and none of its property is the subject of a pending legal proceeding. Further, the directors and executive officers know of no legal proceedings against the Company or its property contemplated by any governmental authority.

No director, officer, or affiliate of the Company and no owner of record or beneficial owner of more than 5.0% of the securities of the Company, or any associate of any such director, officer or security holder, is a party adverse to the Company or has a material interest adverse to the Company in reference to pending litigation.

               (k)  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
None.

                 (l)  RECENT SALES OF UNREGISTERED SECURITIES

Name of                  Date of                        Purchase       Price per
Shareholder              Purchase          Shares        Price          Share
-----------              --------          ------        -----          -----

John T. Bauska            4/2/99 1        6,250,000    $1,250.00        $0.001

David R. Mortenson        4/2/99 1        6,250,000    $1,250.00        $0.001

Gene Fritsch              4/28/99 2       1,000,000    $  200.00        $0.001

Joshua D. Smetzer         4/28/99 2       1,000,000    $  200.00        $0.001

Roland Verdun             4/28/99 2       1,000,000    $  200.00        $0.001

Michael N. Galatian       4/28/99 2       1,000,000    $  200.00        $0.001

Roy Donovan Hinton Jr.    4/28/99 2       1,000,000    $  200.00        $0.001

Marie M. Charles          4/28/99 2       1,000,000    $  200.00        $0.001

Joshua J Mortenson        4/28/99 2       1,000,000    $  200.00        $0.001

Weston Haskell            4/28/99 2       1,000,000    $  200.00        $0.001

Viola P. Edling           4/28/99 2       1,000,000    $  200.00        $0.001

Thomas Edling             4/28/99 2       1,000,000    $  200.00        $0.001

Canadex Ventures Inc.     8/29/01 3          50,000    $    5.00        $0.001

1.   Issued in consideration of pre-incorporation services and expenses.

2.   Issued in consideration for the acquisition of Company assets.

3 Issued in consideration for certain product purchase rights. The shares are to be issued to the individual shareholders of Canadex Ventures Inc.

1 & 2 The Company originally issued 4,500,000 shares of common stock of $0.001 par value for value to the company of $4,500.00. Subsequently, the Company forward split its shares of common stock on a 5 for 1 basis to create 22,500,000 shares of common stock.

Each of the sales listed above was made for cash, services, or in exchange for the Company's assets. All of the listed sales were made in reliance upon the exemption from registration offered by Section 4(2) of the Securities Act of 1933, as amended. The Company had reasonable grounds to believe immediately prior to making an offer to the private investors, and did in fact believe, when such subscriptions were accepted, that such purchasers (1) were purchasing for investment and not with a view to distribution, and (2) had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of their investment and were able to bear those risks. The purchasers had access to pertinent information enabling them to ask informed questions. All such sales were made without the aid of underwriters, and no sales commissions were paid.

On April 2, 1999, the Company issued 12,500,000 (post split) shares of common stock to two shareholders in satisfaction of certain organizational costs (approximately $2500.00) and activities performed by the shareholders. The issuance of the shares were exempt from registration under Rule 506 of Regulation D, and sections 3(b) and 4(2) of the Securities Act of 1933, as amended, due to the shareholders being the Company's founders and serving as its initial management, and the limited number of investors (two).

On April 28, 1999, the Company issued a total of 10,000,000 (post split) shares of common stock to ten shareholders. The issuance of the common stock was exempt from registration under Rule 504 of Regulation D and section 3(b) of the Securities Act of 1933, as amended. The Company's shares were valued at $0.001 per share, and they were issued to accredited investors according to an exemption from registration under Texas law that permits general solicitation and general advertising so long as sales are made only to accredited investors. If the exemption under Rule 504 of Regulation D is not available, the Company believes that the issuance was also exempt under Rule 506 of Regulation D and section 3(b) and 4(2) under the Securities Act of 1933, as amended, due to the limited manner of the offering, promptly filing notices of sale, and limiting the issuance of shares to a small number of accredited investors (ten). A separate filing of a Form D has been made to the Securities and Exchange Commission concerning the issuance of the 10,000,000 aforementioned shares.

On August 29, 2001, the Company issued 50,000 shares of common stock to Canadex Ventures Inc. for the rights of first refusal to purchase certain products of Canadex. The 50,000 shares are to be issued to the individual shareholders of Canadex Ventures Inc. There are approximately 300 individual shareholders of Canadex Ventures Inc. The issuance of the common stock was exempt from registration under section 4(2) and Regulation S of the Securities Act of 1933, as amended.

             (m)  INDEMNIFICATION OF DIRECTORS AND OFFICERS

In accordance with Nevada law, the Company's Amended and Restated Articles of Incorporation, filed as Exhibit 3.1 to this Form 8-K, provide that the Company may indemnify a person who is a party or threatened to be made a party to an action, suit or proceeding by reason of the fact that he or she is an officer, director, employee or agent of the company, against such person's costs and expenses incurred in connection with such action so long as he or she has acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the company, and, in the case of criminal actions, had no reasonable cause to believe his or her conduct was unlawful. Nevada law requires a corporation to indemnify any such person who is successful on the merits or defense of such action against costs and expenses actually and reasonably incurred in connection with the action.

The Company's amended and restated bylaws, filed as Exhibit 3.2 to this Form 8-K, provide that the Company will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of the company, absent a finding of negligence or misconduct in office. The bylaws also permit the Company to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not the Company has the power to indemnify such person against liability for any of those acts.

Insofar as indemnification for liabilities occurring pursuant to the Act may be permitted to directors, executive officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that it is the opinion of the SEC that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                             (n) REPORTS TO SHAREHOLDERS

The Company plans to furnish its shareholders with an annual report for each fiscal year containing financial statements audited by its independent certified public accountants. Following the merger, the Company is a reporting company under Section 12g of the Exchange Act, and as such is required to file quarterly and annual reports and proxy statements. Any document filed by the Company may be read and copied at the Commission's Public Reference Room located at 450 Fifth Street N.W., Washington D.C. 20549, and the public reference room in Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. The Company's filings with the SEC are also available to the public from the SEC's web site at http://www.sec.gov.
                                                   -------------------

ITEM 5.  OTHER EVENTS

Successor Issuer Election
-------------------------

Upon effect of the merger and pursuant to Rule 12g-3(a) under the Exchange Act, the Company became the successor issuer to Cambridge for reporting purposes under the Exchange Act and elected to report under the Exchange Act effective September 4, 2001.

As a reporting issuer, the Company will be registered under the rules of the Exchange Act, prescribing and furnishing the content of proxy statements, quarterly and annual reports to shareholders and other reporting issues. Officers, directors and principal shareholders are required to report under the short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS

Financial Statements
--------------------

The following are the financial statements of Apache Motor Corporation required by Regulation S-B, Item 310(c) to be filed with this Form 8-K:

Independent Auditors' Report

Balance Sheet as at August 31, 2001, 2000 and 1999

Statement of Operations, Cash Flows and Stock Holders' Equity for the years ended August 31, 2001 and 2000 and for the period from the date of Incorporation, April 2, 1999 to August 31, 1999

Notes to Financial Statements

Pro Forma Financial Information
-------------------------------

The financial statements set forth above serve as the pro forma financial statements required by Regulation S-B, Item 310(d), as Cambridge's financial information taken as a whole is immaterial to that of the Company.

Exhibits
--------

Exhibit No.     Description
-----------     ----------------------------------------------------------------
2               Agreement and Plan of Merger By and Between Apache Motor
                Corporation and Cambridge Creek Companies Ltd. dated August 31,
                2001

3.1             Amended and Restated Articles of Incorporation filed on August
                31, 2001

3.2             Amended and Restated By-Laws of Apache Motor Corporation

4               Specimen Share Certificate

99 News Release - Apache Motor Corporation announces merger with Cambridge Creek Companies Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        APACHE MOTOR CORPORATION


September 17, 2001                   By:    /s/ Christine Cerisse
-------------------                     ----------------------------
    (Date)                             Name:    Christine Cerisse
                                             -----------------------
                                        Its:    President
                                             -----------------------

APACHE MOTOR CORPORATION
(Formerly Vitaminoverrun.Com Corp.)
(A Development Stage Company)

Financial Statements
August 31, 2001






INDEX                                                                       Page
-----                                                                       ----

Report of Independent Chartered Accountants                                    1

Financial Statements

Balance Sheet                                                                  2

Statement of Operations                                                        3

Statement of Stockholders' Equity (Deficiency)                                 4

Statement of Cash Flows                                                        5

Notes to Financial Statements                                                6-8

                     REPORT OF INDEPENDENT CHARTERED ACCOUNTANTS

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS
OF APACHE MOTOR CORPORATION (Formerly Vitaminoverrun.Com Corp.)
(A Development Stage Company)

We have audited the balance sheets of Apache Motor Corporation (A Development Stage Company) as at August 31, 2001, 2000 and 1999 and the statements of operations, stockholders' equity (deficiency) and cash flows for the years ended August 31, 2001 and 2000 and for the period from the date of incorporation, April 2, 1999, to August 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of Apache Motor Corporation (A Development Stage Company), as at August 31, 2001, 2000 and 1999 and the results of its operations and its cash flows for each of the years and period then ended in accordance with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in note 1 to the financial statements, the Company has not generated any revenues or conducted any operations since inception. These factors raise substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also discussed in note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




/s/ Pannell Kerr Forster

Chartered Accountants

Vancouver, Canada
September 7, 2001

                               APACHE MOTOR CORPORATION
                          (Formerly Vitaminoverrun.com Corp.)
                             (A Development Stage Company)
                                     Balance Sheets
                                       August 31
                                     (U.S. Dollars)

================================================================================
                                                2001        2000        1999
--------------------------------------------------------------------------------

Assets

License (note 3)                              $     446   $   1,112   $   1,112
--------------------------------------------------------------------------------

                                              $     446   $   1,112   $   1,778
================================================================================

Liabilities

Current
   Accounts payable and accrued liabilities   $   2,700   $   1,200   $       0
--------------------------------------------------------------------------------

Stockholders' Equity (Deficiency)
Common Stock
  Authorized
    20,000,000   Share of preferred stock
                 with a par value of $0.001
                 each

   100,000,000   Shares of common stock
                 with a par value of $0.001
                 each

  Issued and Outstanding
    22,550,000   Shares of common stock           4,550       4,500       4,500
Additional Paid-in Capital                          885         210           0

Deficit Accumulated During the Development
  Stage                                          (7,689)     (4,798)     (2,722)
--------------------------------------------------------------------------------

                                                 (2,254)        (88)      1,778
--------------------------------------------------------------------------------

                                              $     446   $   1,112   $   1,778
================================================================================

See notes to financial statements.

                               APACHE MOTOR CORPORATION
                          (Formerly Vitaminoverrun.com Corp.)
                             (A Development Stage Company)
                                Statement of Operations
            Period from Date of Inception (April 2, 1999) to August 31, 2001
                                     (U.S. Dollars)

==================================================================================================================
                                                                                                       Cumulative
                                                                                                          From
                                                                                                        Inception
                                                                                                           to
                                                        Years Ended August 31,                         August 31,
                                               2001              2000              1999                   2001
------------------------------------------------------------------------------------------------------------------
Expenses
   Professional and
     consulting fees                       $     1,500       $         0       $         0           $     1,500
   Organization costs                              675               210             2,500                 3,385
   Other                                            50                 0                 0                    50
   Transfer agent fees                               0             1,200                 0                 1,200
   Amortization                                    666               666               222                 1,554
------------------------------------------------------------------------------------------------------------------
Net Loss                                   $    (2,891)      $    (2,076)      $    (2,722)          $    (7,689)
------------------------------------------------------------------------------------------------------------------
Basic and diluted
   Net loss per share                      $   (0.0001)      $   (0.0001)      $   (0.0001)
==================================================================================================================
Shares Used in Basic
   and Diluted Per Share
   Computation                              22,550,000        22,500,000        22,500,000
==================================================================================================================

See notes to financial statements.

Page 4
                               APACHE MOTOR CORPORATION
                          (Formerly Vitaminoverrun.com Corp.)
                             (A Development Stage Company)
                           Statement of Stockholders' Equity
            Period from Date of Inception (April 2, 1999) to August 31, 2001
                                     (U.S. Dollars)

==================================================================================================================
                                                                                                        Total
                                       Common Stock                 Additional                      Stockholders'
                             Number                                  Paid-in         Accumulated        Equity
                            of Shares            Amount              Capital            Deficit       Deficiency)
------------------------------------------------------------------------------------------------------------------
Inception April 2, 1999           0          $         0         $         0        $         0      $         0

Issuance of common
stock

   For organizational
   cost - April 2, 1999   2,500,000                2,500                   0                  0            2,500

   For license - April
   28, 1999               2,000,000                2,000                   0                  0            2,000

Net loss August 31,
1999                              0                    0                   0             (2,722)          (2,722)

------------------------------------------------------------------------------------------------------------------

Balance, August 31,
1999                      4,500,000                4,500                   0             (2,722)           1,778

Net loss August 31,
2000                              0                    0                   0             (2,076)          (2,076)

Expenses paid by
directors                         0                    0                 210                  0              210
------------------------------------------------------------------------------------------------------------------

Balance, August 31,
2000                      4,500,000                4,500                 210             (4,798)             (88)

Forward split 5 for 1
April 20, 2001           18,000,000                    0                   0                  0                0

Net loss August 31,
2001                              0                    0                   0             (2,891)          (2,891)

Expenses paid by
directors                         0                    0                 675                  0              675

Issuance of common
stock to become
preferred customer
August 29, 2001              50,000                   50                   0                  0               50
------------------------------------------------------------------------------------------------------------------

Balance, August 31,
2001                     22,550,000          $     4,550         $       885        $    (7,689)     $    (2,254)
==================================================================================================================

See notes to financial statements.

                               APACHE MOTOR CORPORATION
                          (Formerly Vitaminoverrun.com Corp.)
                             (A Development Stage Company)
                                Statement of Cash Flows
            Period from Date of Inception (April 2, 1999) to August 31, 2001
                                     (U.S. Dollars)

==================================================================================================================
                                                                                                       Cumulative
                                                                                                          From
                                                                                                        Inception
                                                                                                           to
                                                        Years Ended August 31,                         August 31,
                                               2001              2000              1999                   2001
------------------------------------------------------------------------------------------------------------------
Operating Activities
   Net loss                                $    (2,891)      $    (2,076)      $    (2,722)          $    (7,689)
   Non-cash expenses                             1,391               876             2,722                 7,689
Changes in Operating
Asset and Liabilities
   Accounts payable and
    accrued liabilities                          1,500             1,200                 0                     0
------------------------------------------------------------------------------------------------------------------

Net Cash Used by
  Operating Activities                               0                 0                 0                     0
Inflow of Cash                                       0                 0                 0                     0
------------------------------------------------------------------------------------------------------------------

Cash, Beginning and
   End of Year                             $         0       $         0       $         0           $         0
==================================================================================================================

Supplemental Information
   Interest paid                           $         0       $         0       $         0           $         0
   Income taxes paid                       $         0       $         0       $         0           $         0
   Non-cash investing and financing
     activities
   Shares issued for
     acquisition of
     license                               $         0       $         0       $     2,000           $         0
   Shares issued to
     become preferred
     customer                              $        50       $         0       $         0           $         0
Organizational costs
paid by a director on
behalf of the
Company                                    $       675       $       210       $         0           $         0
==================================================================================================================

See notes to financial statements.

                               APACHE MOTOR CORPORATION
                          (Formerly Vitaminoverrun.com Corp.)
                             (A Development Stage Company)
                            Notes to Financial Statements
         Period from Date of Inception (April 2, 1999) to August 31, 2001
                                     (U.S. Dollars)

================================================================================

1.   ORGANIZATION AND BASIS OF PRESENTATION

     The Company was incorporated April 2, 1999 in the State of Nevada as Vitaminoverrun.com Corp. and acquired a license to market and distribute a product. On August 30, 2001 the name was changed to Apache Motor Corporation.

     These financial statements reflect the accounts of Apache Motor Corporation ("the Company"). The Company did not carry out any business activities from the date of inception (April 2, 1999) to August 31, 2001. The Company is located in Canada and the financial statements are prepared in accordance with accounting principles generally accepted in the United States of America with all figures translated into United States dollars for reporting purposes.

     The Company is now defined as a blank check company. Under the Securities Act of 1933, a blank check company is defined as a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company of companies and is issuing penny stock securities.

     A development stage company devotes its activities to investigating business opportunities. Planned principal activities have not yet begun. The ability of the Company to emerge from the development stage with respect to any planned principal business activity is dependent upon its successful efforts to raise additional equity financing and find an appropriate merger candidate. There is no guarantee that the Company will be able to raise any equity financing or find an appropriate merger candidate.

     There is substantial doubt regarding the Company's ability to continue as a going concern.

2.   SIGNIFICANT ACCOUNTING POLICIES

     (a)  Foreign currency translation

          The Company's operations and activities are conducted principally in Canada, hence the Canadian dollar is the functional currency, which is translated into U.S. dollars for reporting purposes as follows:

          (i) Monetary assets and liabilities at the rate of exchange in effect as at the balance sheet date;

          (ii) Non-monetary assets and liabilities at the exchange rates prevailing at the time of the acquisition of the assets or assumptions of the liabilities; and

          (iii) Revenues and expenditures at the average rate of exchange for the year.

          Gains and losses arising from this translation of foreign currency will be accounted for as other comprehensive income (loss).

                               APACHE MOTOR CORPORATION
                          (Formerly Vitaminoverrun.com Corp.)
                             (A Development Stage Company)
                            Notes to Financial Statements
         Period from Date of Inception (April 2, 1999) to August 31, 2001
                                     (U.S. Dollars)

================================================================================

2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

     (b)  Net loss per share

          Net loss per share calculations are based on the weighted average number of common shares outstanding during the reporting period.

     (c)  Use of estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and would impact future results of operations and cash flows.

     (d)  Financial instruments

          The Company's financial instruments consist of accounts payable. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximates their carrying value.

3.   LICENSE

     The Company acquired a license to market and distribute vitamins, minerals, nutritional supplements and other health and fitness products. The license was granted to the Company by a partnership for consideration of 2,000,000 common shares valued at $2,000. These shares were paid evenly to ten partners. The general manager of that partnership was, at the time, the spouse of a former director and officer of the Company. The costs of acquiring the license are being amortized over three years (the term of the license). To date, no sales have occurred.

                               APACHE MOTOR CORPORATION
                          (Formerly Vitaminoverrun.com Corp.)
                             (A Development Stage Company)
                            Notes to Financial Statements
         Period from Date of Inception (April 2, 1999) to August 31, 2001
                                     (U.S. Dollars)

================================================================================

4.   INCOME TAXES

     The Company has operating losses which may be carried forward to apply against future years' taxable income. The tax effect has not been recorded in these financial statements.

     The components of future income tax assets are as follows:

     ===========================================================================
                                              2001          2000          1999
     ---------------------------------------------------------------------------

     Future income tax assets
       Non-capital loss carry forwards      $ 2,891       $ 2,076       $ 2,722
       Appropriate tax rate                      45%           45%           45%
     ---------------------------------------------------------------------------

                                              1,300           934         1,225
     Less: Valuation allowance               (1,300)         (934)       (1,225)
     ---------------------------------------------------------------------------

     Tax assets                             $     0       $     0       $     0
     ===========================================================================

5.   SUBSEQUENT EVENT

     In an agreement dated August 31, 2001, the Company agreed to issued 50,000 shares of common stock and pay $35,000 for the acquisition and merger of Cambridge Creek Companies, Ltd. ("Cambridge") in exchange for all of Cambridge's issued and outstanding share capital. Cambridge is a development stage company also considered a "blank check" company under the Securities Act of 1933. At August 31, 2001, the Company had neither issued the shares nor paid the $35,000.

EXHIBIT INDEX


Exhibit No.     Description
-----------     ----------------------------------------------------------------
2               Agreement and Plan of Merger By and Between Apache Motor
                Corporation and Cambridge Creek Companies Ltd. dated August 31,
                2001

3.1             Amended and Restated Articles of Incorporation filed on August
                31, 2001

3.2             Amended and Restated By-Laws of Apache Motor Corporation

4               Specimen Share Certificate

99 News Release - Apache Motor Corporation announces merger with Cambridge Creek Companies Ltd.

Exhibit 2
Page 1

                       AGREEMENT AND PLAN OF MERGER
                             BY AND BETWEEN
                        APACHE MOTOR CORPORATION
                                   AND
                     CAMBRIDGE CREEK COMPANIES, LTD.

     This Agreement is entered into as of the _____ day of August, 2001 by and between Apache Motor Corporation, a Nevada corporation ("Apache"), and Cambridge Creek Companies, Ltd., a Nevada corporation ("Cambridge"). Apache and Cambridge are referred to collectively herein as the "Parties";

WHEREAS, Cambridge is a company duly incorporated in the State of Nevada, is in good standing and is a fully reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

WHEREAS, Apache is a company duly incorporated in the State of Nevada and is in good standing;

WHEREAS, the capital stock of Cambridge consists of 25,000,000 shares of Common Stock, par value $0.001 per share, of which 2,500,000 shares are issued and outstanding and held by one stockholder ("Cambridge's Stockholder");

WHEREAS, Cambridge has agreed to merge with and into Apache, which will operate as the surviving entity;

WHEREAS, Cambridge's Stockholder will receive a total of 50,000 shares of Apache Common Stock and $35,000 in exchange for the capital stock of Cambridge that he holds; and

WHEREAS, the Parties expect that the Merger will further certain of their business objectives;

NOW, THEREFORE, in consideration of these premises and the mutual promises made herein, and in consideration of the representations, warranties, and covenants herein, the Parties agree as follows:

1.     Definitions.
       ------------

"Accredited Investor" has the meaning set forth in Rule 501 of Regulation D
---------------------
promulgated under the Securities Act of 1933, as amended ("Securities Act").

"Affiliate" has the meaning set forth in Rule 144(a) of the regulations
 ---------
promulgated under the Securities Act and Rule 12b-2 of the regulations promulgated under the Exchange Act.

"Cambridge Share" means any share of the Common Stock of Cambridge.
 ---------------

"Person" means an individual, a partnership, a corporation, an association, a
 ------
joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

"Requisite Cambridge Stockholder Approval" means the unanimous written consent
 ----------------------------------------
of the holder of Cambridge Shares in favor of this Agreement and the Merger. "SEC" means the U.S. Securities and Exchange Commission.

"Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or
 -----------------
other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

"Subsidiary" means any corporation with respect to which a specified Person (or
 ----------
a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

"Apache Common Stock" means the common stock of Apache, no par value per share.
 -------------------

2.    Basic Transaction.
      ------------------

(a)   The Merger.
      ----------
     Subject to the terms and conditions of this Agreement, Cambridge will merge with and into Apache (the "Merger") at the Effective Date. Apache shall be the corporation surviving the Merger (the "Surviving Corporation").

(b)   The Closing.
      -----------

     The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Ogden Murphy Wallace, PLLC, in Seattle, Nevada, commencing at 9:00 a.m. local time on the first business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

(c)   Actions at the Closing.
      ----------------------

     At the Closing, (i) Cambridge will deliver to Apache the various certificates, instruments, and documents referred to in 6(a) below, (ii) Apache will deliver to Cambridge the various certificates, instruments, and documents referred to in 6(b) below, (iii) Apache, as the Surviving Corporation, will file with the Secretary of State of Nevada Articles of Merger (the "Articles of Merger"), and (iv) Apache will deliver to the Cambridge Stockholder, in the manner provided below in this 2, the certificate representing the shares to be distributed to the Cambridge Stockholder.

(d)   Effect of Merger.
      ----------------

(i)   General.  The Merger shall become effective on the date (the "Effective
      -------
Date") Apache files the Articles of Merger with the Secretary of State of Nevada. The Merger shall have the effect set forth in the laws of the State of Nevada. The Surviving Corporation may, at any time after the Effective Date, take any action (including executing and delivering any document) in the name and on behalf of either Apache or Cambridge in order to carry out and effectuate the transactions contemplated by this Agreement.

(ii)  Articles of Incorporation.  The Articles of Incorporation of Apache in
      -------------------------
effect at and as of the Effective Date will remain the Articles of Incorporation of the Surviving Corporation without any modification or amendment in the Merger.

(iii) Bylaws.  The Bylaws of Apache in effect at and as of the Effective Date
      ------
will remain the Bylaws of the Surviving Corporation without any modification or amendment in the Merger.

(iv)  Directors and Officers.  The directors and officers of Apache in office at
      ----------------------
and as of the Effective Date will become the directors and officers of the Surviving Corporation, retaining their respective positions and terms of office.

(v)   Cancellation of Cambridge Shares.  At and as of the Effective Date, each
      --------------------------------
Cambridge Share shall be canceled.

(vi)  Apache Common Stock.  Each Apache share of common stock issued and
      -------------------
outstanding at and as of the Effective Date will remain issued and outstanding.

(e)   Procedure for Payment.
      ---------------------

   (i) On the Effective Date, Apache shall deliver a certificate for 50,000 shares of Apache Common Stock in the name of Douglas Roe, which shares shall be restricted pursuant to Rule 144 of the Securities Act; and

   (ii) On or before the date Apache's common stock begins trading on the NASD's Over-the-Counter Bulletin Board, Apache shall deliver the sum of five thousand ($5,000) to the Cambridge Stockholder; and

   (iii) By 5:00 p.m. on September 30, 2001, Apache shall deliver to Cambridge Stockholder the balance of the thiry-five thousand dollars ($35,000), less the amount incurred by Apache for the pre-Merger expenses of Cambridge.

(3)   Representations and Warranties of Cambridge.  Cambridge and its
      -------------------------------------------
stockholder represent and warrant to Apache that the statements contained in this 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this

(a)   Organization, Qualification, and Corporate Power.  Cambridge is a
      ------------------------------------------------
corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. Cambridge is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Cambridge has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

(b)   Capitalization.  The entire authorized capital stock of Cambridge consists
      --------------
of 25,000,000 shares of Common Stock par value $0.001 per share, of which 2,500,000 Cambridge Shares are issued and outstanding, as of August 30, 2001. All of the issued and outstanding Cambridge Shares have been duly authorized and are validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Cambridge to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Cambridge.

(c)   Authorization of Transaction.  Cambridge has full power and authority
      ----------------------------
(including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that Cambridge cannot consummate the Merger unless and until it receives the Requisite Cambridge Stockholder Approval. This Agreement constitutes the valid and legally binding obligation of Cambridge, enforceable in accordance with its terms and conditions.

(d)   Noncontravention.  Neither the execution and the delivery of this
      ----------------
Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Cambridge is subject or any provision of the charter or bylaws of Cambridge or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Cambridge is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Other than in connection with the provisions of Nevada law, Cambridge is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

(e)   Filings with the SEC.  Cambridge has made all filings with the SEC that it
      --------------------
     has been required to make under the Exchange Act (collectively the "Public Reports") and has received from the SEC a letter to the effect that the SEC will have no further comment on Cambridge's Form 10-SB. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Cambridge has delivered to Apache a correct and complete copy of each Public Report (together with all exhibits and schedules thereto and as amended to date).

(f)   Financial Statements.  Cambridge has filed quarterly reports on Form
      --------------------
10-QSB for the quarters ended March 31, 2001 and June 30, 2001 (the June 30, 2001 report is referred to herein as "Most Recent Fiscal Quarter End"). The financial statements included in or incorporated by reference into these Public Reports (including the related notes and schedules) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, and present fairly the financial condition of Cambridge as of the indicated dates and the results of operations of Cambridge for the indicated periods; provided, however, that the interim statements are subject to normal year-end adjustments.

(g)   Events Subsequent to Most Recent Fiscal Quarter End.  Since the Most
      ---------------------------------------------------
Recent Fiscal Quarter End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of Cambridge taken as a whole.

(h)   Undisclosed Liabilities.  Cambridge has no liability (whether known or
      -----------------------
unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities set forth on the face of the balance sheet dated as of the Most Recent Fiscal Quarter End (rather than in any notes thereto) and (ii) liabilities which have arisen after the Most Recent Fiscal Quarter End in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

(i)   Brokers' Fees.  Cambridge has no liability or obligation to pay any fees
      -------------
or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

(j)   Affiliate and Accredited Investor Status.  The stockholder of
      ----------------------------------------
Cambridge is an Affiliate of Cambridge and is an Accredited Investor.

(k)   Liens and Litigation.  Cambridge has no liens or encumbrances against it
      --------------------
or its shares nor does Cambridge know of any current or intended legal claims against Cambridge.

4.   Representations and Warranties of Apache.  Apache represents and warrants
     ----------------------------------------
to Cambridge that the statements contained in this 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this 4).

(a)   Organization.  Apache is a corporation duly organized, validly existing,
      ------------
and in good standing under the laws of the State of Nevada.

(b)   Capitalization.  The entire authorized capital stock of Apache
      --------------
consists of 100,000,000 shares of common stock having a par value of $0.001 per share, of which 22,550,000 shares of common stock were duly issued and outstanding, as of August 30, 2001, held by no less than 300 persons, and 20,000,000 shares of preferred stock having a par value of $0.001 per share, of which none are outstanding.

(c)   Authorization of Transaction.  Apache has full power and authority
      ----------------------------
(including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Apache, enforceable in accordance with its terms and conditions.

(d)   Noncontravention. To the knowledge of any director or officer of Apache,
      ----------------
neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Apache is subject or any provision of the charter or bylaws of Apache or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Apache is a party or by which it is bound or to which any of its assets is subject except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement. To the knowledge of any director or officer of Apache, and other than in connection with the provisions of Nevada law, Apache does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

(e)   Brokers' Fees.  Apache does not have any liability or obligation to pay
      -------------
any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Cambridge's stockholder could become liable or obligated.

(f)   Liens and Litigation.  Apache has no liens or encumbrances against
      --------------------
it or its shares nor does Apache know of any current or intended legal claims against Apache.

5.   Covenants.  The Parties agree as follows with respect to the period from
     ---------
and after the execution of this Agreement.

(a)   General.  Each of the Parties will use its best efforts to take all action
      -------
and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in 6 below).

(b)   Notices and Consents.  Cambridge will give any notices to third parties,
      --------------------
and will use its best efforts to obtain any third party consents, that Apache reasonably may request in connection with the matters referred to in 3(d) above.

(c)   Regulatory Matters and Approvals.  Each of the Parties will give any
      --------------------------------
notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in 3(d) and 4(d) above.

(d)     Nevada Law.  Cambridge will obtain the unanimous written consent of
        ----------
its stockholder for the adoption of this Agreement and the approval of the Merger in accordance with Nevada Law.

6.   Conditions to Obligation to Close.
     ---------------------------------

(a)   Conditions to Obligation of Apache.  The obligation of Apache to
      ----------------------------------
consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i) this Agreement and the Merger shall have been approved by the unanimous written consent of the stockholder of Cambridge;

(ii) Cambridge shall have procured all of the third party consents specified in 5(b) above, if any;

(iii) the representations and warranties set forth in 3 above shall be true and correct in all material respects at and as of the Closing Date;

(iv) the stockholder of Cambridge shall have signed the Certificate of Representations, Warranties and Covenants of Subscriber, the form of which is attached hereto as Exhibit A;

(v) Cambridge shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(vi) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Surviving Corporation to own the former assets, to operate the former businesses, or (D) affect adversely the right of Cambridge to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(vii) Cambridge shall have delivered to Apache a certificate to the effect that each of the conditions specified above in 6(a)(i)-(v) is satisfied in all respects; and

(viii) all actions to be taken by Cambridge in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Apache.

Apache may waive any condition specified in this 6(a) if it executes a writing so stating at or prior to the Closing.

(b)    Conditions to Obligation of Cambridge.  The obligation of Cambridge to
       -------------------------------------
consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i) this Agreement and the Merger shall have been approved by a majority of the directors of Apache;

(ii) the representations and warranties set forth in 4 above shall be true and correct in all material respects at and as of the Closing Date;

(iii) Apache shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(iv) all actions to be taken by Apache in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to Cambridge.

Cambridge may waive any condition specified in this 6(b) if it executes a writing so stating at or prior to the Closing.

7.   Termination.
     -----------

(a)    Termination of Agreement.  Either of the Parties may terminate this
       ------------------------
Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

(i) the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Date;

(ii) Apache may terminate this Agreement by giving written notice to Cambridge at any time prior to the Effective Date (A) in the event Cambridge has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Apache has notified Cambridge of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before August 31, 2001, by reason of the failure of any condition precedent under paragraph 6(a) hereof (unless the failure results primarily from Apache breaching any representation, warranty, or covenant contained in this Agreement); or

(iii) Cambridge may terminate this Agreement by giving written notice to Apache at any time prior to the Effective Date (A) in the event Apache has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Cambridge has notified Apache of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before August 31, 2001, by reason of the failure of any condition precedent under 6(b) hereof

(unless the failure results primarily from Cambridge breaching any representation, warranty, or covenant contained in this Agreement).

(b)    Effect of Termination. If any Party terminates this Agreement pursuant to
       ---------------------
7(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach).

8.   Miscellaneous.
     -------------

(a)    Survival.  None of the representations, warranties, and covenants of the
       --------
Parties (other than the provisions in 2 above concerning issuance of Apache's Common Stock) will survive the Effective Date.

(b)    Entire Agreement.  This Agreement (including the documents referred to
       ----------------
herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

(c)    Succession and Assignment. This Agreement shall be binding upon and inure
       -------------------------
to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

(d)    Counterparts. This Agreement may be executed in one or more counterparts,
       ------------
each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(e)    Headings.  The section headings contained in this Agreement are inserted
       --------
for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(f)    Notices. All notices, requests, demands, claims, and other communications
       -------
hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient at the last address give to the other party.

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the last address given to the other party using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

(g)    Governing Law.  This Agreement shall be governed by and construed in
       -------------
accordance with the domestic laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

(h)    Amendments and Waivers.  The Parties may mutually amend any provision of
       ----------------------
this Agreement at any time prior to the Effective Date with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the laws of the State of Nevada. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(i)    Severability.  Any term or provision of this Agreement that is invalid or
       ------------
unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(j)    Expenses.  Each of the Parties will bear its own costs and expenses
       --------
(including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

(k)    Construction.  The Parties have participated jointly in the negotiation
       ------------
and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.

(l)    Recitals.  All recitals shall be construed as part of this Agreement.
       --------

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

Apache Motor Corporation,                    Cambridge Creek Companies, Ltd.,
a Nevada corporation                         a Nevada corporation


-----------------------------------          -----------------------------------
By:   Christine Cerisse                      By:   Douglas Roe
   --------------------------------             --------------------------------
   Its:   President                             Its:   President
       ----------------------------                -----------------------------

Exhibit 3.1

                                   EXHIBIT B


                              Amended and Restated
                                     Bylaws
                                       of
                            APACHE MOTOR CORPORATION
                                   August 2001

Table of Contents
-----------------

SECTION 1  -  OFFICES                                                   3

SECTION 2  -  SHAREHOLDERS                                              3
     2.1     Annual Meeting                                             3
     2.2     Special Meetings                                           3
     2.3     Meetings by Communications Equipment                       3
     2.4     Date, Time and Place of Meetings                           3
     2.5     Notice of Meeting                                          3
     2.6     Waiver of Notice                                           4
     2.7     Fixing of Record Date for Determining Shareholders         4
     2.8     Voting Record                                              5
     2.9     Quorum                                                     5
     2.10    Manner of Acting                                           6
     2.11    Proxies                                                    6
     2.12    Voting Shares                                              6
     2.13    Voting for Directors                                       6
     2.14    Action by Shareholders Without a Meeting                   6

SECTION 3  -  BOARD OF DIRECTORS                                        7
     3.1     General Powers                                             7
     3.2     Number, Classification and Tenure                          7
     3.3     Annual and Regular Meetings                                8
     3.4     Special Meetings                                           8
     3.5     Meetings by Communications Equipment                       8
     3.6     Notice of Special Meetings                                 8
          3.6.1     Personal Delivery                                   9
          3.6.2     Delivery by Mail                                    9
          3.6.3     Delivery by Private Carrier                         9
          3.6.4     Facsimile Notice                                    9
          3.6.5     Delivery by Telegraph                               9
          3.6.6     Oral Notice                                         9

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     3.7     Waiver of Notice                                           9
          3.7.1     In Writing                                          9
          3.7.2     By Attendance                                      10
     3.8     Quorum                                                    10
     3.9     Manner of Acting                                          10
     3.10    Presumption of Assent                                     10
     3.11    Action by Board or Committees Without a Meeting           11
     3.12    Resignation                                               11
     3.13    Removal                                                   11
     3.14    Vacancies                                                 11
     3.15    Executive and Other Committees                            12
          3.15.1     Creation of Committees                            12
          3.15.2     Authority of Committees                           12
          3.15.3     Minutes of Meetings                               12
          3.15.4     Removal                                           12
     3.16    Compensation                                              12

SECTION 4  -  OFFICERS                                                 13
     4.1     Appointment and Term                                      13
     4.2     Resignation                                               13
     4.3     Removal                                                   13
     4.4     Contract Rights of Officers                               13
     4.5     Chairman of the Board                                     13
     4.6     President                                                 14
     4.7     Vice President                                            14
     4.8     Secretary                                                 14
     4.9     Treasurer                                                 14
     4.10    Salaries                                                  15

SECTION 5  -  CONTRACTS, LOANS, CHECKS AND DEPOSITS                    15
     5.1     Contracts                                                 15
     5.2     Loans to the Corporation                                  15
     5.3     Checks, Drafts, Etc.                                      15
     5.4     Deposits                                                  15

SECTION 6  -  CERTIFICATES FOR SHARES AND THEIR TRANSFER               15
     6.1     Issuance of Shares                                        15
     6.2     Certificates for Shares                                   16
     6.3     Stock Records                                             16
     6.4     Restriction on Transfer                                   16
     6.5     Transfer of Shares                                        17
     6.6     Lost or Destroyed Certificates                            17

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SECTION 7  -  BOOKS AND RECORDS                                        17

SECTION 8  -  ACCOUNTING YEAR                                          18

SECTION 9  -  SEAL                                                     18

SECTION 10  -  INDEMNIFICATION                                         18
     10.1     Right to Indemnification                                 18
     10.2     Restrictions on Indemnification                          19
     10.3     Advancement of Expenses                                  19
     10.4     Right of Indemnitee to Bring Suit                        19
     10.5     Nonexclusivity of Rights                                 20
     10.6     Insurance, Contracts and Funding                         20
     10.7     Identification of Employees and Agents of the
               Corporation                                             20
     10.8     Persons Serving Other Entities                           20

SECTION 11  -  LIMITATION OF LIABILITY                                 21

SECTION 12  -  AMENDMENTS                                              21


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                SECTION 1. OFFICES

   The principal office of the corporation shall be located at the principal place of business or such other place as the Board of Directors ("Board") may designate. The corporation may have such other offices as the Board may designate or as the business of the corporation may require.

              SECTION 2. STOCKHOLDERS

2.1   Annual Meeting

   The annual meeting of the stockholders to elect Directors and transact such other business as may properly come before the meeting shall be held on a date not more than 180 days after the end of the corporation's fiscal year, such date and time to be determined by the Board.

2.2   Special Meetings

   Special meetings of the stockholders of the corporation for any purpose may be called at any time by the Board of Directors or, if the Directors in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the Directors in office, but such special meetings may not be called by any other person or persons.

2.3   Meetings by Communications Equipment

   Stockholders may participate in any meeting of the stockholders by any means of communication by which all persons participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

2.4   Date, Time and Place of Meeting

   Except as otherwise provided in these Bylaws, all meetings of stockholders, including those held pursuant to demand by stockholders, shall be held on such date and at such time and place designated by or at the direction of the Board.

2.5   Notice of Meeting

   Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by or at the direction of the Board, the Chairman of the Board, the President or the Secretary to each stockholder entitled to notice of or to vote at the meeting not less than 10 nor more than 60 days before the meeting, except that notice of a meeting to act on a plan of merger or share exchange, the sale, lease, exchange or other disposition of all or substantially all of the corporation's assets other than in the regular course of business or the dissolution of the corporation shall be given not less than 20 or more than 60 days before such meeting. If an annual or special stockholders' meeting is



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adjourned to a different date, time or place, no notice of the new date, time or place is required if they are announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed, notice of the adjourned meeting must be given to stockholders entitled to notice of or to vote as of the new record date.

   Such notice may be transmitted by mail, private carrier, personal delivery, telegraph, teletype or communications equipment that transmits a facsimile of the notice. If those forms of written notice are impractical in the view of the Board, the Chairman of the Board, the President or the Secretary, written notice may be transmitted by an advertisement in a newspaper of general circulation in the area of the corporation's principal office. If such notice is mailed, it shall be deemed effective when deposited in the official government mail, first-class postage prepaid, properly addressed to the stockholder at such stockholder's address as it appears in the corporation's current record of stockholders. Notice given in any other manner shall be deemed effective when dispatched to the stockholder's address, telephone number or other number appearing on the records of the corporation. Any notice given by publication as herein provided shall be deemed effective five days after first publication.

2.6   Waiver of Notice

   Whenever any notice is required to be given by an stockholder under the provisions of these Bylaws, the Articles of Incorporation or the Nevada Private Corporations Law, a waiver of notice in writing, signed by the person or persons entitled to such notice and delivered to the corporation, whether before or after the date and time of the meeting or before or after the action to be taken by consent is effective, shall be deemed equivalent to the giving of such notice. Further, notice of the time, place and purpose of any meeting will be deemed to be waived by any stockholder by attendance in person or by proxy, unless such stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

2.7   Fixing of Record Date for Determining Stockholders

   For the purpose of determining stockholders entitled (a) to notice of or to vote at any meeting of stockholders or any adjournment thereof, (b) to receive payment of any dividend, or (c) in order to make a determination of stockholders for any other purpose, the Board may fix a future date as the record date for any such determination. Such record date shall be not more than 60 days, and, in case of a meeting of stockholders, not less than 10 days, prior to the date on which the particular action requiring such determination is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of or to vote a meeting, the record date shall be the day immediately preceding the date on which notice of the meeting is first given to stockholders. Such a determination shall apply to any adjournment of the meeting unless the Board fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If no record date is set for the determination of stockholders entitled to receive payment of any stock, dividend or distribution (other than one involving a purchase,


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redemption or other acquisition of the corporation's shares), the record date shall be the date the Board authorizes the stock dividend or distribution.

2.8   Voting Record

   At least 10 days before each meeting of stockholders, an alphabetical list of the stockholders entitled to notice of such meeting shall be made, arranged by voting group and by each class or series of shares, with the address of and number of shares held by each stockholder. This record shall be kept at the principal office of the corporation for 10 days prior to such meeting, and shall be kept open at such meeting, for the inspection of any stockholder or any stockholder's agent or attorney.

2.9   Quorum

   Except with respect to any greater requirement contained in the Articles of Incorporation or the Nevada Private Corporations Law, one-third of the votes entitled to be cast on a matter by the holders of shares that, pursuant to the Articles of Incorporation or the Nevada Private Corporations Law, are entitled to vote and be counted collectively upon such matter, represented in person or by proxy, shall constitute a quorum of such shares at a meeting of stockholders. If less than the required number of such votes are represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time. Any business may be transacted at a reconvened meeting that might have been transacted at the meeting as originally called, provided a quorum is present or represented at such meeting. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment (unless a new record date is or must be set for the adjourned meeting), notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.10   Manner of Acting

   If a quorum is present, action on a matter other than the election of Directors shall be approved if the votes cast in favor of the action by the shares entitled to vote and be counted collectively upon such matter exceed the votes cast against such action by the shares entitled to vote and be counted collectively thereon, unless the Articles of Incorporation or the Nevada Private Corporations Law requires a greater number of affirmative votes. Whenever the Nevada Private Corporations Law permits a corporation's bylaws to specify that a lesser number of shares than would otherwise be required shall suffice to approve an action by stockholders, these Bylaws hereby specify that the number of shares required to approve such an action shall be such lesser number.


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2.11   Proxies

   As stockholder may vote by proxy executed in writing by the stockholder or by his or her attorney-in-fact or agent. Such proxy shall be effective when received by the Secretary or other officer or agent authorized to tabulate votes. A proxy shall become invalid 11 months after the date of its execution, unless otherwise provided in the proxy. A proxy with respect to a specified meeting shall entitle its holder to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment.

2.12   Voting Shares

   Except as provided in the Articles of Incorporation, each outstanding share entitled to vote with respect to a matter submitted to a meeting of stockholders shall be entitled to one vote upon such matter.

2.13   Voting for Directors

   Each stockholder entitled to vote in an election of Directors may vote, in person or by proxy, the number of shares owned by such stockholder for as many persons as there are Directors to be elected and for whose election such stockholder has a right to vote. Stockholders shall not have the right to cumulate their votes. Unless otherwise provided in the Articles of Incorporation, the candidates elected shall be those receiving the largest number of votes cast, up to the number of Directors to be elected.

2.14   Action by Stockholders Without a Meeting

   Any action that may be or is required to be taken at a meeting of the stockholders may be taken without a meeting if one or more written consents describing the action taken shall be signed by stockholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted. The Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. If not otherwise fixed by the Board, the record date for determining stockholders entitled to take action without a meeting is the date the first stockholder consent is delivered to the corporation. A stockholder may withdraw a consent only by delivering a written notice of withdrawal to the corporation prior to the time that consents sufficient to authorize taking the action have been delivered to the corporation. Every written consent shall bear the date of signature of each stockholder who signs the consent. A written consent is not effective to take the action referred to in the consent unless, within 60 days of the earliest dated consent delivered to the corporation, written consents signed by a sufficient number of stockholders to take action are delivered to the corporation. Unless the consent specifies a later effective date, actions taken by written consent of the stockholders are effective when (a) consents sufficient to authorize taking the action are in possession of the corporation and (b) the period of advance notice required by the Articles of Incorporation to be given to any nonconsenting or nonvoting stockholders has been satisfied.


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Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of the stockholders.

             SECTION 3. BOARD OF DIRECTORS

3.1   General Powers

   All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board, except as may be otherwise provided in these Bylaws, the Articles of Incorporation or the Nevada Private Corporations Law.

3.2   Number, Classification and Tenure

   The Board of Directors shall be composed of not less than one nor more than nine Directors. The specific number of Directors shall be set by resolution of the Board of Directors or, if the Directors in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the Directors in office. The number of Directors of this corporation may be increased or decreased from time to time in the manner provided by the Articles of Incorporation, but no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. The Directors shall be divided into three classes, with each class to be as nearly equal in number as possible, as specified by resolution of the Board or, if the Directors in office constitute fewer than a quorum of the Board, by the affirmative vote of a majority of all the Directors in office. The term of office of Directors of the first class shall expire at the first annual meeting of stockholders after their election. The term of office of Directors of the second class shall expire at the second annual meeting after their election. The term of office of Directors of the third class shall expire at the third annual meeting after their election. At each annual meeting after such classification, a number of Directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. Absent his or her death, resignation or removal, a Director shall continue to serve despite the expiration of the Director's term until his or her successor shall have been elected and qualified or until there is a decrease in the number of Directors. Directors need not be stockholders of the corporation or residents of the state of Nevada, and need not meet any other qualifications.

3.3   Annual and Regular Meetings

   An annual Board meeting shall be held without notice immediately after and at the same place as the annual meeting of stockholders. By resolution the Board, or any committee designated by the Board, may specify the time and place for holding regular meetings without notice other than such resolution.


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3.4   Special Meetings

   Special meetings of the Board or any committee designated by the Board may be called by or at the request of the Chairman of the Board, the President, the Secretary or, in the case of special Board meetings, any one-third or more of the Directors in office and, in the case of any special meeting of any committee designated by the Board, by its Chairman. The person or persons authorized to call special meetings may fix any place for holding any special Board or committee meeting called by them.

3.5   Meetings by Communications Equipment

   Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by, or conduct the meeting through the use of, any means of communication by which all Directors participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

3.6   Notice of Special Meetings

   Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be given to a Director in writing or orally. Neither the business to be transacted at nor the purpose of any special meeting need be specified in the notice of such meeting.

   3.6.1   Personal Delivery

   If notice is given by personal delivery, the notice shall be delivered to a Director at least two days before the meeting.

   3.6.2   Delivery by Mail

   If notice is delivered by mail, the notice shall be deposited in the official government mail at least five days before the meeting, properly addressed to a Director at his or her address shown on the records of the corporation, with postage thereon prepaid.

   3.6.3   Delivery by Private Carrier

   If notice is given by private carrier, the notice shall be dispatched to a Director at his or her address shown on the records of the corporation at least three days before the meeting.


   3.6.4   Facsimile Notice

   If a notice is delivered by wire or wireless equipment that transmits a facsimile of the notice, the notice shall be dispatched at least two days before the meeting to a Director at his or her telephone number or other number appearing on the records of the corporation.


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   3.6.5   Delivery by Telegraph

   If notice is delivered by telegraph, the notice shall be delivered to the telegraph company for delivery to a Director at his or her address shown on the records of the corporation at least three days before the meeting.

   3.6.6   Oral Notice

If notice is delivered by orally, by telephone or in person, the notice shall be personally given to the Director at least two days before the meeting.

3.7   Waiver of Notice

   3.7.1   In Writing

   Whenever any notice is required to be given to any Director under the provisions of these Bylaws, the Articles of Incorporation or the Nevada Private Corporations Law, a waiver thereof in writing, signed by the person or persons entitled to such notice and delivered to the corporation, whether before or after the date and time of the meeting, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board or any committee designated by the Board need be specified in the waiver of notice of such meeting.

   3.7.2   By Attendance

A Director's attendance at or participation in a Board or committee meeting shall constitute a waiver of notice of such meeting, unless the Director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business at such meeting and does not thereafter vote for or assent to action taken at the meeting.

3.8   Quorum

   A majority of the number of Directors fixed by or in the manner provided in these Bylaws shall constitute a quorum for the transaction of business at any Board meeting but, if less than a majority are present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice. A majority of the number of Directors composing any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of such committee but, if less than a majority are present at a meeting, a majority of such Directors present may adjourn the committee meeting from time to time without further notice.


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3.9   Manner of Acting

   If a quorum is present when the vote is taken, the act of the majority of the Directors present at a Board or committee meeting shall be the act of the Board or such committee, unless the vote of a greater number is required by these Bylaws, the Articles of Incorporation or the Nevada Private Corporations Law.

3.10   Presumption of Assent

   A Director of the corporation who is present at a Board or committee meeting at which any action is taken shall be deemed to have assented to the action taken unless (a) the Director objects at the beginning of the meeting, or promptly upon the Director's arrival, to holding the meeting or transacting any business at such meeting, (b) the Director's dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) the Director delivers written notice of the Director's dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation within a reasonable time after adjournment of the meeting. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.

3.11   Action by Board or Committees Without a Meeting

   Any action that could be taken at a meeting of the Board or of any committee created by the Board may be taken without a meeting if one or more written consents setting forth the action so taken are signed by each of the Directors or by each committee member either before or after the action is taken and delivered to the corporation. Action taken by written consent of Directors without a meeting is effective when the last Director signs the consent, unless the consent specifies a later effective date. Any such written consent shall be inserted in the minute book as if it were the minutes of a Board or a committee meeting.

3.12   Resignation

   Any Director may resign from the Board or any committee of the Board at any time by delivering either oral tender of resignation at any meeting of the Board or any committee, or written notice to the Chairman of the Board, the President, the Secretary or the Board. Any such resignation is effective upon delivery thereof unless the notice of resignation specifies a later effective date and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.13   Removal

   At a meeting of stockholders called expressly for that purpose, one or more members of the Board, including the entire Board, may be removed with or without cause (unless the Articles of Incorporation permits removal for cause only) by the holders of the shares entitled to elect the Director or Directors whose removal is sought if the number of votes cast to remove the Director exceeds the number of votes cast not to remove the Director.

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3.14   Vacancies

   If a vacancy occurs on the Board, including a vacancy resulting from an increase in the number of Directors, the Board may fill the vacancy, or, if the Directors in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the Directors in office. The stockholders may fill a vacancy only if there are no Directors in office. A Director elected to fill a vacancy shall serve only until the next election of Directors by the stockholders.

3.15   Executive and Other Committees

3.15.1   Creation of Committees

   The Board, by resolution adopted by the greater of a majority of the Directors then in office and the number of Directors required to take action in accordance with these Bylaws, may create standing or temporary committees, including an Executive Committee, and appoint members from its own number and invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board, the Articles of Incorporation, these Bylaws and applicable law. Each committee must have one or more members, and the Board may designate one or more Directors as alternate members who may replace any absent or disqualified member at any committee meeting, with all such members and alternate members to serve at the pleasure of the Board.

3.15.2   Authority of Committees

   Each Committee shall have and may exercise all the authority of the Board to the extent provided in the resolution of the Board creating the committee and any subsequent resolutions adopted in like manner, except that no such committee shall have the authority to: (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the Articles of Incorporation or the Nevada Private Corporations Law to be submitted to stockholders for approval or (ii) adopt, amend or repeal any bylaw of the corporation.


3.15.3   Minutes of Meetings

   All committees shall keep regular minutes of their meetings and shall cause them to be recorded n books kept for that purpose.

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   3.15.4   Removal

   The Board may remove any member of any committee elected or appointed by it but only by the affirmative vote of the greater of a majority of Directors then in office and the number of Directors required to take action in accordance with these Bylaws.

3.16   Compensation

   By Board resolution, Directors and committee members may be paid either expenses, if any, of attendance at each Board or committee meeting, or a fixed sum for attendance at each Board or committee meeting, or a stated salary as Director or a committee member, or a combination of the foregoing. No such payment shall preclude any Director or committee member from serving the corporation in any other capacity and receiving compensation therefore.

               SECTION 4. OFFICERS

4.1   Appointment and Term

   The officers of the corporation shall be those officers appointed from time to time by the Board or by any other officer empowered to do so. The Board shall have sole power and authority to appoint executive officers. As used herein, the term "executive officer" shall mean the President, the chief financial officer and any other officer designated by the Board as an executive officer. The Board or the President may appoint such other officers to hold office for such period, have such authority and perform such duties as may be prescribed. The Board may delegate to any other officer the power to appoint any subordinate officers and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person. Unless an officer dies, resigns or is removed from office, he or she shall hold office until his or her successor is appointed.

4.2   Resignation

   Any officer may resign at any time by delivering written notice to the corporation. Any such resignation is effective upon delivery, unless the notice of resignation specifies a later effective date, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

4.3   Removal

   Any officer may be removed by the Board at any time, with or without cause. An officer or assistant officer, if appointed by another officer, may be removed at any time, with or without cause, by any officer authorized to appoint such officer or assistant officer.

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4.4   Contract Rights of Officers

   The appointment of an officer does not itself create contract rights.

4.5   Chairman of the Board

   If appointed, the Chairman of the Board shall perform such duties as shall be assigned to him or her by the Board from time to time, and shall preside over meetings of the Board and stockholders unless another officer is appointed or designated by the Board of Chairman of such meetings.

4.6   President

   If appointed, the President shall be the chief executive officer of the corporation unless some other offices is to designated by the Board, shall preside over meetings of the Board and stockholders in the absence of a Chairman of the Board, and, subject to the Board's control, shall supervise and control all the assets, business and affairs of the corporation. In general, the President shall perform all duties incident to the office of President and such other duties as are prescribed by the Board from time to time. If no Secretary has been appointed, the President shall have responsibility for the preparation of minutes of meetings of the Board and stockholders and for authentication of the records of the corporation.

4.7   Vice President

   In the event of the death of the President or his or her inability to act, the Vice President (or if there is more than one Vice President, the Vice President who was designated by the Board as the successor to the President, or if no Vice President is so designated, the Vice President first elected to such office) shall perform the duties of the President, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the President. Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President or by or at the direction of the Board.

4.8   Secretary

   If appointed, the Secretary shall be responsible for preparation of minutes of the meetings of the Board and stockholders, maintenance of the corporation records and stock registers, and authentication of the corporation's records, and shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by or at the direction of the Board. In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

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4.9   Treasurer

   If appointed, the Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in banks, trust companies or other depositories selected in accordance with the provisions of these Bylaws, and in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by or at the direction of the Board. In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer.

4.10   Salaries

   The salaries of the officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the corporation.

        SECTION 5. CONTRACTS, LOANS, CHECKS AND DEPOSITS

5.1   Contracts

   The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

5.2   Loans to the Corporation

   No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

5.3   Checks, Drafts, Etc.

   All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, or agent or agents, of the corporation and in such manner as is from time to time determined by resolution of the Board.

5.4   Deposits

   All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board may authorize.

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       SECTION 6. CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.1   Issuance of Shares

   No shares of the corporation shall be issued unless authorized by the Board, or by a committee designated by the Board to the extent such committee is empowered to do so.

6.2   Certificates for Shares

   Certificates representing shares of the corporation shall be signed, either manually or in facsimile, by the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary and shall include on their face written notice of any restrictions that may be imposed on the transferability of such shares. All certificates shall be consecutively numbered or otherwise identified.

6.3   Stock Records

   The stock transfer books shall be kept at the principal office at the corporation or at the office of the corporation's transfer agent or registrar. The name and address of each person to whom certificates for shares are issued, together with the class and number of shares represented by each such certificate and the date of issue thereof, shall be entered on the stock transfer books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

6.4   Restriction on Transfer

   Except to the extent that the corporation has obtained an opinion of counsel acceptable to the corporation that transfer restrictions are not required under applicable securities laws, or has otherwise satisfied itself that such transfer restrictions are not required, all certificates representing shares of the corporation shall bear a legend on the face of the certificate, or on the reverse of the certificate if a reference to the legend is contained on the face, which reads substantially as follows:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND NO INTEREST MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UDNER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (B) THIS CORPORAZTION RECEIVES AN OPINION

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OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THIS CORPORATION STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THIS CORPORATION OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

6.5   Transfer of Shares

   The transfer of shares of the corporation shall be made only on the stock transfer books of the corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and canceled.

6.6   Lost or Destroyed Certificates

   In the case of a lost, destroyed or damaged certificate, a new certificate may be issued in its place upon such terms and indemnity to the corporation as the Board may prescribe.

             SECTION 7. BOOKS AND RECORDS

   The corporation shall:

(a) Keep as permanent records minutes of all meetings of its stockholders and the Board, a record of all actions taken by the stockholders or the Board without a meeting, and a record of all actions taken by a committee of the Board exercising the authority of the Board on behalf of the corporation.

(b) Maintain appropriate accounting records.

   (c) Maintain a record of its stockholders, in a form that permits preparation of a list of the names and addresses of all stockholders, in alphabetical order by class of shares showing the number and class of shares held by each; provided, however, such record may be maintained by an agent of the corporation.

   (d) Maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

(e) Keep a copy of the following records at its principal office:

   1. the Articles of Incorporation and all amendments thereto as currently in effect;

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2.   these Bylaws and all amendments thereto as currently in effect;
3. the minutes of all meetings of stockholders and records of all action taken by stockholders without a meeting, for the past three years;
4.   the corporation's financial statements for the past three years;
5. all written communications to stockholders generally within the past three years;
6. a list of the names and business addresses of the current Directors and officers; and
7.   the most recent annual report delivered to the Nevada Secretary of State.

              SECTION 8. ACCOUNTING YEAR

   The accounting year of the corporation shall be the calendar year, provided that if a different accounting year is at any time selected by the Board for purposes of federal income taxes, or any other purpose, the accounting year shall be the year so selected.

                SECTION 9. SEAL

   The Board may provide for a corporate seal that shall consist of the name of the corporation, the state of its incorporation, and the year of its incorporation.

             SECTION 10. INDEMNIFICATION

10.1   Right to Indemnification

   Each person who was, is or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit, claim or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereinafter "proceedings"), by reason of the fact that he or she is or was a Director or officer of the corporation or, that being or having been such a Director or officer of the corporation, he or she is or was serving at the request of the corporation as a Director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (hereafter an "indemnitee"), whether the basis of a proceeding is alleged action in an official capacity or in any other capacity while serving as such a Director, officer, partner, trustee, employee or agent, shall be indemnified and held harmless by the corporation against all losses, claims, damages (compensatory, exemplary, punitive or otherwise), liabilities and expenses (including attorneys' fees, costs, judgments, fines, ERISA excise taxes or penalties, amounts to be paid in settlement and any other expenses) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director or officer of the Company or a Director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall insure to the benefit of the indemnitee's heirs, executors and administrators. Except as provided in subsection 10.4 of this Section with
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respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if a proceeding (or part thereof) was authorized or ratified by the Board. The right to indemnification conferred in this Section shall be a contract right.

10.2   Restrictions on Indemnification

No indemnification shall be provided to any such indemnitee for acts or omissions of the indemnitee (a) if the indemnitee did not (i) act in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) with respect to any criminal action or proceeding, have reasonable cause to believe the indemnitee's conduct was unlawful or (b) if the corporation is otherwise prohibited by applicable law from paying such indemnification. Notwithstanding the foregoing, if Section
78.7502 or any successor provision of the Nevada Private Corporations Law is hereafter amended, the restrictions on indemnification set forth in this subsection 10.2 shall be as set forth in such amended statutory provision.

10.3   Advancement of Expenses

The right to indemnification conferred in this Section shall include the right to be paid by the corporation the expenses reasonably incurred in defending any proceeding in advance of its final disposition (hereinafter an "advancement of expenses"). An advancement of expenses shall be made upon delivery to the corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified.

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10.4   Right of Indemnitee to Bring Suit

If a claim under subsection 10.1 or 10.3 of this Section is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part, in any such suit or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of the undertaking, the indemnitee shall be entitled to be paid also the expense of litigating such suit. The indemnitee shall be presumed to be entitled to indemnification under this Section upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, when the required undertaking has been tendered to the corporation) and thereafter the corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled.

10.5   Nonexclusivity of Rights

The right to indemnification and the advancement of expenses conferred in this Section shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or Bylaws of the corporation, general or specific action of the Board or stockholders, contract or otherwise.

10.6   Insurance, Contracts and Funding

The corporation may maintain insurance, at its expense, to protect itself and any Director, officer, partner, trustee, employee or agent of the corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the corporation would have the authority or right to indemnify such person against such expense, liability or loss under the Nevada Private Corporations Law or other law. The corporation may enter into contracts with any Director, officer, partner, trustee, employee or agent of the corporation in furtherance of the provisions of this section and may create a trust fund, grant a security interest, or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section.

10.7   Indemnification of Employees and Agents of the Corporation

   In addition to the rights of indemnification set forth in subsection 10.1, the corporation may, by action of the Board, grant rights to indemnification and advancement of expenses to employees and agents or any class or group of employees and agents of the corporation (a) with the same scope and effect as the provisions of this Section with respect to indemnification and the advancement of expenses of Directors and officers of the corporation; (b)

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pursuant to rights granted or provided by the Nevada Private Corporations Law; or (c) as are otherwise consistent with law.

10.8   Persons Serving Other Entities

Any person who, while a Director or officer of the corporation, is or was serving (a) as a Director, officer, employee or agent of another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the corporation or (b) as a partner, trustee or otherwise in an executive or management capacity in a partnership, joint venture, trust, employee benefit plan or other enterprise of which the corporation or a majority owned subsidiary of the corporation is a general partner or has a majority ownership shall conclusively be deemed to be so serving at the request of the corporation and entitled to indemnification and the advancement of expenses under subsections 10.1 and 10.3 of this Section.

           SECTION 11. LIMITATION OF LIABILITY

   To the full extent that the Nevada Private Corporations Law, as they exist on the date hereof or may hereafter be amended, permit the limitation or elimination of the liability of any person who would be considered an indemnitee under subsection 10.1 of Section 10, an indemnitee of the Company shall not be liable to the Company or its stockholders for monetary damages for conduct in the capacity based upon which such person is considered an indemnitee. Any amendments to or repeal of this Section 11 shall not adversely affect any right or protection of any indemnitee of the Company for or with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

               SECTION 12. AMENDMENTS

   These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board, except that the Board may not repeal or amend any Bylaw that the stockholders have expressly provided, in amending or repealing such Bylaw, may not be amended or repealed by the Board. The stockholders may also alter, amend and repeal these Bylaws or adopt new Bylaws. All Bylaws made by the Board may be amended, repealed, altered or modified by the stockholders.

   The foregoing Bylaws were adopted by the Board on August ___, 2001 .


               ____________________________________

               Print Name:   Christine Cerisse
                             ------------------
               Title:     Secretary
                          ---------


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Exhibit 3.2

                                EXHIBIT A

                          AMENDED AND RESTATED
                       ARTICLES OF INCORPORATION
                                  OF
                        APACHE MOTOR CORPORATION

     The undersigned hereby adopts as its chartering document these Amended and Restated Articles of Incorporation.

                               ARTICLE I

     The name of the corporation is "Apache Motor Corporation"

                               ARTICLE II

     2.1.   Authorized Capital
     The total number of shares that this corporation is authorized to issue is 120,000,000, consisting of 100,000,000 shares of Common Stock having a par value of $0.001 per share and 20,000,000 shares of Preferred Stock having a par value of $0.001 per share. The Common Stock is subject to the rights and preferences of the Preferred Stock as set forth below.

     2.2.   Issuance of Preferred Stock by Class and in Series
     The Preferred Stock may be issued from time to time in one or more classes and one or more series within such classes in any manner permitted by law and the provisions of these Articles of Incorporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for its issuance, prior to the issuance of any shares. The Board of Directors shall have the authority to fix and determine and to amend the designation, preferences, limitations and relative rights of the shares (including, without limitation, such matters as dividends, redemption, liquidation, conversion and voting) of any class or series that is wholly unissued or to be established. Unless otherwise specifically provided in the resolution establishing any class or series, the Board of Directors shall further have the authority, after the issuance of shares of a class or series whose number it has designated, to amend the resolution establishing such class or series to decrease the number of shares of that class or series, but not below the number of shares of such class or series then outstanding.

                              ARTICLE III

     The purposes for which the corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America, and without limiting the generality of the foregoing, specifically:

     3.1   Omnibus.

     To have to exercise all the powers now or hereafter conferred by the laws of the State of Nevada upon corporations organized pursuant to the laws under which the corporation is organized ("applicable corporate law") and any and all acts amendatory thereof and supplemental thereto.

     3.2.   Carrying On Business Outside State.

     To conduct and carry on its business or any branch thereof in any state or territory of the United States or in any foreign country in conformity with the laws of such state, territory, or foreign country, and to have and maintain in any state, territory, or foreign country a business office, plant, store or other facility.

     3.3. Purposes To Be Construed As Powers.

     The purposes specified herein shall be construed both as purposes and powers and shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause in this or any other article, but the purposes and powers specified in each of the clauses herein shall be regarded as independent purposes and powers, and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or of the general powers of the corporation; nor shall the expression of one thing be deemed to exclude another, although it be of like nature not expressed.

                               ARTICLE IV

     Except as may be authorized pursuant to Section 2.2 of Article II, no preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

                               ARTICLE V

     The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this corporation.

                               ARTICLE VI

     6.1.   Number of Directors

     The Board of Directors shall be composed of not less than one nor more than six Directors. Except with respect to the initial Director, the specific number of Directors shall be set by resolution of the Board of Directors or, if the Directors in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the Directors in office. The number of Directors of this corporation may be increased or decreased from time to time in the manner provided herein, but no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.

     6.2.   Classification of Directors

     The Directors shall be divided into three classes, with each class to be as nearly equal in number as possible, as specified by resolution of the Board of Directors or, if the Directors in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the Directors in office. The term of office of Directors of the first class shall expire at the first annual meeting of shareholders after their election. The term of office of Directors of the second class shall expire at the second annual meeting after their election. The term of office of Directors of the third class shall expire at the third annual meeting after their election. At each annual meeting after such classification, a number of Directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. Absent his or her death, resignation or removal, a Director shall continue to serve despite the expiration of the Director's term until his or her successor shall have been elected and qualified or until there is a decrease in the number of Directors.

     6.3.   Removal of Directors

     The shareholders may remove one or more Directors with or without cause, but only at a special meeting called for the purpose of removing the Director or Directors, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the Director or Directors.

     6.4.   Vacancies on Board of Directors

     If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of Directors, the Board of Directors may fill the vacancy, or, if the Directors in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the Directors in office. The shareholders may fill a vacancy only if there are no Directors in office.

                               ARTICLE VII

     This corporation reserves the right to amend or repeal any of the provisions contained in these Articles of Incorporation in any manner now or hereafter permitted by the applicable corporate law, and the rights of the shareholders of this corporation are granted subject to this reservation.

                              ARTICLE VIII

     The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of this corporation, subject to the power of the shareholders to amend or repeal such Bylaws. The shareholders shall also have the power to amend or repeal the Bylaws of this corporation and to adopt new Bylaws.

                               ARTICLE IX

     9.1.   Shareholder Actions

     Subject to any limitations imposed by applicable securities laws, any action required or permitted to be taken at a shareholders meeting may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

     9.2.   Number of Votes Necessary to Approve Actions

     Whenever applicable corporate law permits a corporation's articles of incorporation to specify that a lesser number of shares than would otherwise be required shall suffice to approve an action by shareholders, these Articles of Incorporation hereby specify that the number of shares required to approve such an action shall be such lesser number.

     9.3.   Special Meetings of Shareholders

     So long as this corporation is a public company, special meetings of the shareholders of the corporation for any purpose may be called at any time by the

Board of Directors or, if the Directors in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the Directors in office, but such special meetings may not be called by any other person or persons.

     9.4.   Quorum for Meetings of Shareholders.

     Except with respect to any greater requirement contained in these Articles of Incorporation or the applicable corporate law, one-third of the votes entitled to be cast on a matter by the holders of shares that, pursuant to the Articles of Incorporation or the applicable corporate law, are entitled to vote and be counted collectively upon such matter, represented in person or by proxy, shall constitute a quorum of such shares at a meeting of shareholders.

                                ARTICLE X

     To the full extent that applicable corporate law, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the personal liability of Directors, a Director of this corporation shall not be liable to this corporation or its shareholders for monetary damages for conduct as a Director. Any amendments to or repeal of this Article X shall not adversely affect any right or protection of a Director of this corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

                               ARTICLE XI

     11.1.   Indemnification.

     The corporation shall indemnify its directors to the full extent permitted by applicable corporate law now or hereafter in force. However, such indemnity shall not apply if the director did not (a) act in good faith and in a manner the director reasonably believed to be in or not opposed to the best interests of the corporation, and (b) with respect to any criminal action or proceeding, have reasonable cause to believe the director's conduct was unlawful. The corporation shall advance expenses for such persons pursuant to the terms set forth in the Bylaws, or in a separate Board resolution or contract.

     11.2.   Authorization.

     The Board of Directors may take such action as is necessary to carry out these indemnification and expense advancement provisions. It is expressly empowered to adopt, approve, and amend from time to time such Bylaws, resolutions, contracts, or further indemnification and expense advancement arrangements as may be permitted by law, implementing these provisions. Such Bylaws, resolutions, contracts or further arrangements shall include but not be limited to implementing the manner in which determinations as to any indemnity or advancement of expenses shall be made.

     11.3.   Effect of Amendment.

     No amendment or repeal of this Article shall apply to or have any effect on any right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

                               ARTICLE XII

     This Amended and Restated Articles of Incorporation shall become effective upon filing.

     IN WITNESS WHEREOF, the undersigned, President of the corporation, for the purpose of amending and restating Articles of Incorporation of Vitaminoverrun.com Corp., hereby makes, files and records this Amended and Restated Articles of Incorporation and certifies that it is the act and deed of the corporation and that the facts stated herein are true.


------------------------------------------        -------------------------
Christine Cerisse, President and Secretary                 Date

Exhibit 4

                                   [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
             Number                                                 ****
              ****              APACHE MOTOR CORPORATION           Shares
                 Incorporated under the laws of the State of Nevada
--------------------------------------------------------------------------------

               100,000,000 Common Shares Authorized, Par Value of $0.001

  This is to certify that SPECIMEN is the holder of ************************* Common Shares of the Company, fully paid and non-assessable, and transferable only on the surrender of this Certificate properly endorsed.

  In Witness whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed on this ** day of *************, ****.

  PRESIDENT                             C/S
            ---------------------------

Exhibit 99

Apache Motor Corporation Announces Merger With Cambridge Creek Companies Ltd.

NEVADA: Apache Motor Corporation announced that it has completed its recent merger with Cambridge Creek Companies Ltd. as of September 4, 2001 and is in the process of filing its Form 8K 12g3 to become a reporting issuer.

Apache Motor Corporation was formed April 2, 1999 as an internet web site health and nutritional product marketing firm with the goal of providing product to the retail market.

This News Release contains forward-looking statements which are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as 'will be' and similar expressions reflecting something other than historical fact are intended to identify such statements. These forward-looking statements involve a number of risks and uncertainties, including the timely development and market acceptance of products and technologies, successful integration of acquisitions, the ability to secure additional sources of financing, the ability to reduce operating expenses and other factors. The Company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this Press Release.

For further information contact:     Christine Cerisse @ Sierra Financial
                                     604-681-7806
                                     16th Floor 543 Granville Street
                                     Vancouver, B.C. Canada    V6C 1X8